 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-213580
The information contained in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective under the Securities Act of 1933, as amended, by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the Notes and are not soliciting an offer to buy the Notes in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION DATED SEPTEMBER 12, 2016
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated September 12, 2016)
$
   % Fixed-to-Floating Rate Subordinated Notes due 2026
Southside Bancshares, Inc. is offering $                aggregate principal amount of its          % fixed-to-floating rate subordinated notes due 2026 (the “Notes”) pursuant to this prospectus supplement and the accompanying prospectus. The Notes will mature on            , 2026. From and including the date of issuance to, but excluding            , 2021, the Notes will bear interest at an initial rate of          % per annum, payable semi-annually on             and             of each year, commencing on            , 2017. From and including            , 2021 to but excluding the maturity date or the date of earlier redemption, the interest rate will reset quarterly to an annual interest rate equal to the then-current three-month LIBOR rate plus          %, payable quarterly in arrears on            ,            ,            and             of each year, commencing on            , 2021. Notwithstanding the foregoing, in the event that three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero.
We may, at our option, beginning with the interest payment date of            , 2021 and on any interest payment date thereafter, redeem the Notes, in whole or in part. The Notes will not otherwise be redeemable by us prior to maturity, unless certain events occur, as described under “Description of the Notes — Redemption” in this prospectus supplement. The redemption price for any redemption is 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to but excluding the date of redemption. Any early redemption of the Notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to the extent then required under applicable laws or regulations, including capital regulations.
The Notes are unsecured and will rank equally with all other unsecured subordinated indebtedness currently outstanding or issued in the future. There is no sinking fund for the Notes. The Notes will be subordinated in right of payment to all current and future senior indebtedness of Southside Bancshares, Inc., including all of its general creditors, and they will be structurally subordinated to all of its subsidiaries’ existing and future indebtedness and other obligations. The Notes will not be guaranteed by any of Southside Bancshares, Inc.’s subsidiaries. The holders of the Notes may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation, or similar proceeding.
The Notes will not be listed on any securities exchange or quoted on a quotation system. Currently, there is no public trading market for the Notes.
	Per Subordinated Note	Total
Price to public(1)	%	$
Underwriting discounts	%	$
Proceeds to us, before expenses	%	$

(1)
Plus accrued interest, if any, from the original issue date. The underwriters will also be reimbursed for certain expenses incurred in this offering. See “Underwriting” in this prospectus supplement.

Investing in the Notes involves risks. Before investing in the Notes, potential purchasers of the Notes should consider the information set forth in the “Risk Factors” section beginning on page S-9 and in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our Quarterly Reports on Form 10-Q, which are incorporated herein by reference.
The Notes are not savings accounts, deposits or other obligations of any depository institution and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other government agency or instrumentality.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission or any bank regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the Notes to purchasers in book-entry form through the facilities of The Depository Trust Company (which, along with its successors, we refer to as “DTC”), and its direct participants, against payment therefor in immediately available funds, on or about            , 2016.

Sole Book Running Manager	Joint Lead Manager

Prospectus Supplement dated            , 2016

Prospectus Supplement
Prospectus
S-i

Unless we state otherwise or the context otherwise requires, references in this prospectus supplement to “the Company,” “we,” “us,” and “our” refer to the combined entities of Southside Bancshares, Inc. and its subsidiaries. The words “Southside” and “Southside Bancshares” refer to Southside Bancshares, Inc. The words “Southside Bank” and “the Bank” refer to Southside Bank. “FWBS” refers to Fort Worth Bancshares, Inc., a bank holding company acquired by Southside. “SFG” refers to SFG Finance, LLC (formerly Southside Financial Group, LLC), which was a wholly-owned subsidiary of the Bank as of July 15, 2011. SFG is consolidated in our financial statements and was dissolved in April 2015. “Omni” refers to OmniAmerican Bancorp, Inc., a bank holding company acquired by Southside on December 17, 2014.
S-ii

About This Prospectus Supplement
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus before deciding to purchase the Notes.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement. You should also read and consider the additional information under the caption “Where You Can Find More Information” in this prospectus supplement.
In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus with respect to this offering filed by us with the SEC. Neither we nor the underwriters have authorized any other person to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to the offering filed by us with the SEC and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
We and the underwriters are not offering to sell nor seeking offers to buy the Notes in any jurisdiction where offers and sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the Notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any reports, proxy statements or other information on file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding its public facilities. Our SEC filings are available to the public from commercial document retrieval services and also available at the Internet website maintained by the SEC at http://www.sec.gov. We also maintain an Internet site where you can find additional information about us, including our SEC filings. The address of our Internet site is http://www.southside.com. All Internet addresses provided in this prospectus supplement or in the accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our Internet website, or any other Internet site described in this prospectus supplement or in the accompanying prospectus, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement or in the accompanying prospectus or other offering materials.
Our common stock is listed on the NASDAQ Global Select Market under the symbol “SBSI,” and all such reports, proxy statements and other information filed by us with NASDAQ may be inspected at the NASDAQ Stock Market, Inc., Reports Section, 1735 K Street N.W., Washington, D.C. 20006.
S-iii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed by us separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. Any reports filed by us with the SEC on or after the date of this prospectus supplement will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. We have filed the documents listed below with the SEC under the Exchange Act, and these documents are incorporated herein by reference (other than information in such documents that is furnished and not deemed to be filed):
•
Our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 8, 2016;

•
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, filed with the SEC on April 29, 2016 and July 29, 2016, respectively;

•
Our Current Reports on Form 8-K, filed with the SEC on March 18, 2016, April 20, 2016, May 16, 2016 and June 15, 2016;

•
Those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 22, 2016 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015; and

•
The description of our common stock contained in our Registration Statement filed with the SEC pursuant to Section 12 of the Exchange Act, including any amendment or report filed for purposes of updating such description.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of the securities to which this prospectus supplement relates (other than information in such documents that is furnished and not deemed to be filed) shall also be deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of those documents.
We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than the exhibits to such documents which are not specifically incorporated by reference therein). We will provide this information at no cost to the requester upon written or oral request to Southside Bancshares, Inc., Attn: Secretary, 1201 South Beckham Avenue, Tyler, Texas, 75701; Tel.: (877) 639-3511.
You should rely only on the information incorporated by reference or set forth in this prospectus supplement or the accompanying prospectus. Neither we nor any underwriters, dealers or agents have authorized anyone else to provide you with additional or different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus, any other offering material or any document incorporated by reference is accurate as of any date other than the dates on the front of those documents.
S-iv

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the financial condition, results of operations, earnings outlook and business plans, goals, expectations and prospects of Southside. Words such as “anticipate,” “believe,” “feel,” “expect,” “estimate,” “indicate,” “seek,” “strive,” “plan,” “intend,” “outlook,” “forecast,” “project,” “position,” “target,” “mission,” “contemplate,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions often identify forward-looking statements.
These forward-looking statements are predicated on the beliefs and assumptions of management based on information known to management as of the date of this prospectus supplement and do not purport to speak as of any other date. Forward-looking statements may include forecasts of revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries; any statements of the plans and objectives of management for future or past operations; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing.
The forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus reflect the view of management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, actual results could differ materially from those anticipated by the forward-looking statements or historical results. Such risks and uncertainties include, among others, the following possibilities:
•
use of proceeds from any sale of securities by us;

•
general economic conditions, either globally, nationally, in the State of Texas, or in the specific markets in which we operate, including, without limitation, the deterioration of the commercial real estate, residential real estate, construction and development, energy, oil and gas, credit and liquidity markets, which could cause an adverse change in our net interest margin, or a decline in the value of our assets, which could result in realized losses;

•
current or future legislation, regulatory changes or changes in monetary or fiscal policy that adversely affect the businesses in which we are engaged, including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Federal Reserve’s actions with respect to interest rates, the capital requirements promulgated by the Basel Committee on Banking Supervision and other regulatory responses to current economic conditions;

•
adverse changes in the status or financial condition of the Government-Sponsored Enterprises (the “GSEs”) impacting the GSEs’ guarantees or ability to pay or issue debt;

•
adverse changes in the credit portfolio of other U.S. financial institutions relative to the performance of certain of our investment securities;

•
economic or other disruptions caused by acts of terrorism in the United States, Europe or other areas;

•
changes in the interest rate yield curve such as flat, inverted or steep yield curves, or changes in the interest rate environment that impact interest margins and may impact prepayments on the mortgage-backed securities (“MBS”) portfolio;

•
increases in our nonperforming assets;

•
our ability to maintain adequate liquidity to fund operations and growth;

•
the failure of our assumptions underlying allowance for loan losses and other estimates;

S-v

•
execution of future acquisition, reorganization or disposition transactions including without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings and other anticipated benefits from such transactions;

•
unexpected outcomes of, and the costs associated with, existing or new litigation involving us;

•
changes impacting our balance sheet and leverage strategy;

•
risks related to actual mortgage prepayments diverging from projections;

•
risks related to U.S. agency MBS prepayments increasing due to U.S. government programs designed to assist homeowners to refinance their mortgage that might not otherwise have qualified;

•
our ability to monitor interest rate risk;

•
risks related to the price per barrel of crude oil;

•
significant increases in competition in the banking and financial services industry;

•
changes in consumer spending, borrowing and saving habits;

•
technological changes, including potential cyber-security incidents;

•
our ability to increase market share and control expenses;

•
our ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by our customers;

•
the effect of changes in federal or state tax laws;

•
the effect of compliance with legislation or regulatory changes;

•
the effect of changes in accounting policies and practices;

•
credit risks of borrowers, including any increase in those risks due to changing economic conditions;

•
risks related to loans secured by real estate, including the risk that the value and marketability of collateral could decline; and

•
other risks and uncertainties detailed from time to time in Southside’s SEC filings.

Any forward-looking statements made in this prospectus supplement or the accompanying prospectus or in any documents incorporated by reference herein or therein, are subject to the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this prospectus supplement or the date of any document incorporated by reference in this prospectus supplement. Southside does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made, unless otherwise required by law. All subsequent written and oral forward-looking statements attributable to Southside or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus supplement.
S-vi

PROSPECTUS SUPPLEMENT SUMMARY
The following is a summary of selected information contained elsewhere in this prospectus supplement. It does not contain all of the information that you should consider before deciding to purchase the Notes offered hereby. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the “Risk Factors” section and the historical and pro forma financial statements and the related notes thereto and management’s discussion and analysis thereof included elsewhere or incorporated by reference in this prospectus supplement before making an investment decision to purchase the Notes.
Southside Bancshares, Inc.
Southside Bancshares, Inc., incorporated in Texas in 1982, is a bank holding company for Southside Bank, a Texas state bank headquartered in Tyler, Texas that was formed in 1960. We operate through 60 banking centers, 18 of which are located in grocery stores, and 25 motor bank facilities.
At June 30, 2016, Southside had total assets of  $5.04 billion, total loans of  $2.38 billion, deposits of $3.57 billion and shareholders’ equity of  $472.3 million. Southside has paid a cash dividend every year since 1970 (including dividends paid by Southside Bank prior to the incorporation of Southside Bancshares). On May 5, 2016, Southside’s board of directors declared a 5% stock dividend to holders of record of common stock as of May 31, 2016, which was paid on June 28, 2016.
We are a community-focused financial institution that offers a full range of financial services to individuals, businesses, municipal entities, and nonprofit organizations in the communities that we serve. These services include consumer and commercial loans, deposit accounts, trust services, safe deposit services and brokerage services.
Our consumer loan services include 1 – 4 family residential loans, home equity loans, home improvement loans, automobile loans and other installment loans. Commercial loan services include short-term working capital loans for inventory and accounts receivable, short and medium-term loans for equipment or other business capital expansion, commercial real estate loans and municipal loans. We also offer construction loans for 1 – 4 family residential and commercial real estate.
We offer a variety of deposit accounts with a wide range of interest rates and terms, including savings, money market, interest and noninterest bearing checking accounts and certificates of deposit. Our trust services include investment management, administration and advisory services, primarily for individuals and, to a lesser extent, partnerships and corporations. At June 30, 2016, our trust department managed approximately $894.2 million of trust assets.
Our business strategy includes evaluating expansion opportunities through acquisitions of financial institutions in market areas that could complement our existing franchise. We generally seek merger partners that are culturally similar, have experienced management and possess either significant market presence or have potential for improved profitability through financial management, economies of scale and expanded services. During 2014, we acquired OmniAmerican Bancorp, Inc., a bank holding company traded on the NASDAQ Global Market and the holding company for OmniAmerican Bank, a federal savings association, headquartered in Fort Worth, Texas.
We and our subsidiaries are subject to comprehensive regulation, examination and supervision by the Federal Reserve Board, the Texas Department of Banking, and the FDIC, and are subject to numerous laws and regulations relating to their operations, including, among other things, permissible activities, capital adequacy, reserve requirements, standards for safety and soundness, internal controls, consumer protection, anti-money laundering, and privacy and data security.
Our headquarters are located at 1201 South Beckham Avenue, Tyler, Texas 75701, and our telephone number is (903) 531-7111. Our website can be found at http://www.southside.com. The contents of our website are not incorporated into this prospectus supplement or the accompanying prospectus.

Summary Selected Financial Data
The following summary selected financial information for the fiscal years ended December 31, 2011 through December 31, 2015 is derived from our audited consolidated financial statements. The consolidated financial information as of and for the six months ended June 30, 2016 is derived from our unaudited consolidated financial statements and, in the opinion of our management, reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of these data for those dates. The selected consolidated income data for the six months ended June 30, 2016 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2016. You should not assume the results of operations for any past periods indicate results for any future period. You should read this information in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2015, and in our Quarterly Report on Form 10-Q for the six months ended June 30, 2016, each of which are incorporated by reference into this prospectus supplement. See “Where You Can Find More Information.” The per common share data below has been adjusted to give retroactive recognition to stock dividends.
	As of and for the Six Months Ended June 30, 2016	As of and for the Years Ended December 31,
		2015	2014(1)	2013	2012	2011
	(in thousands, except per share data)
Balance Sheet Data:
Investment Securities	$692,072	$752,135	$695,529	$728,981	$618,716	$284,452
Mortgage-backed Securities	1,509,188	1,492,653	1,395,498	1,115,827	1,051,898	1,729,516
Loans, Net of Allowance for Loan Losses	2,369,413	2,412,017	2,167,841	1,332,396	1,242,392	1,068,690
Total Assets	5,035,005	5,162,076	4,807,261	3,445,663	3,237,403	3,303,817
Deposits	3,570,249	3,455,407	3,374,417	2,527,808	2,351,897	2,321,671
Long-term Obligations	559,148	562,592	660,363	559,660	429,408	321,035
Shareholders’ Equity	472,300	444,062	425,243	259,518	257,763	258,927
Income Statement Data:
Interest Income	$84,101	$154,532	$123,778	$119,602	$116,020	$131,038
Interest Expense	13,105	19,854	16,956	17,968	26,895	35,631
Provision for Loan Losses	6,084	8,343	14,938	8,879	10,736	7,496
Deposit Service Income	10,184	20,112	15,280	15,560	15,433	15,943
Net Gain on Sale of Securities Available for Sale	3,169	3,660	2,830	8,472	17,966	11,795
Noninterest Income	20,966	37,895	24,489	35,245	40,021	35,322
Noninterest Expense	55,222	112,954	97,704	81,713	76,107	72,348
Net Income Attributable to Southside Bancshares, Inc.	24,911	43,997	20,833	41,190	34,695	39,133
Per Share Data:
Earnings Per Common Share:
Basic	$0.94	$1.65	$0.99	$1.99	$1.65	$1.86
Diluted	0.94	1.65	0.99	1.99	1.65	1.86
Cash Dividends Paid Per Common Share	0.47	1.00	0.96	0.91	1.11	0.90
Book Value Per Common Share	17.99	16.66	16.00	12.51	12.43	12.30

(1)
We completed the acquisition of Omni on December 17, 2014. Accordingly, our balance sheet data as of December 31, 2014 reflects the effects of the acquisition of Omni. Income statement data with respect to Omni includes only the results of Omni’s operations for December 17 – December 31, 2014.

	As of and for the Six Months Ended June 30, 2016	As of and for the Years Ended December 31,
		2015	2014(1)	2013	2012	2011
	(shares in thousands)
Performance Ratios and Other Data:
Return on Average Assets	0.99%	0.90%	0.60%	1.22%	1.05%	1.25%
Return on Average Equity	10.93	10.04	7.24	16.50	12.83	16.20
Return on Average Tangible Common Equity(2)	14.17	13.39	7.99	18.15	14.05	17.95
Net Interest Margin	3.43	3.40	3.77	3.69	3.26	3.60
Dividend Payout Ratio(3)	50.00	60.61	96.97	45.73	67.27	48.39
Tangible Common Equity to Tangible Assets Ratio(2)	7.60	6.83	6.91	6.93	7.32	7.20
Weighted Average Common Shares Outstanding, Basic(4)	26,340	26,621	21,033	20,697	21,069	21,005
Weighted Average Common Shares Outstanding, Diluted(4)	26,434	26,711	21,137	20,741	21,084	21,015

(2)
Return on average tangible common equity and the tangible common equity to tangible assets ratio are not measures recognized under generally accepted accounting principles, or GAAP and therefore are considered non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures” below.

(3)
Determined by dividing cash dividends declared per common share by diluted net income per share.

(4)
On May 5, 2016, Southside declared a 5% stock dividend on its common stock which was paid on June 28, 2016. All prior periods presented have been adjusted to give retroactive recognition to stock dividends.

Reconciliation of Non-GAAP Financial Measures
The measures entitled return on average tangible common equity and tangible common equity to tangible assets ratio referenced in “Summary Selected Financial Data” above are non-GAAP financial measures. The most comparable GAAP measures, respectively, are the return on average equity and the ratio of total shareholders’ equity to total assets. Management believes that the presentation of these measures excluding the impact of intangible assets provides useful supplemental information that is helpful in understanding our financial condition and results of operations, as they provide a method to assess management’s success in utilizing our tangible capital as well as our capital strength. Management also believes that providing measures that exclude balances of intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers. In addition, management believes that these are standard financial measures used in the banking industry to evaluate performance.
These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Because not all companies use the same calculation of non-GAAP measures, this presentation may not be comparable to other similarly titled measures as calculated by other companies.
The computation of return on average tangible common equity and tangible common equity to tangible assets ratio and the reconciliation of these measures to the most comparable GAAP measure is set forth in the table below:
	As of and for the Six Months Ended June 30, 2016	As of and for the Years Ended December 31,
		2015	2014(1)	2013	2012	2011
	(dollars in thousands)
Return on Average Tangible Common Equity:
Net Income Available to Common Shareholders	$24,911	$43,997	$20,833	$41,190	$34,695	$39,133
After-Tax Amortization Expense	660	1,496	133	98	133	170
Adjusted Net Income Available to Common Shareholders	$25,571	$45,493	$20,966	$41,288	$34,828	$39,303
Average Common Equity	$458,462	$438,427	$287,768	$249,709	$270,358	$241,560
Average Intangible Assets	(97,615)	(98,702)	(25,377)	(22,287)	(22,460)	(22,574)
Average Tangible Common Equity	$360,847	$339,725	$262,391	$227,422	$247,898	$218,986
Return on Average Tangible Common Equity	14.17%	13.39%	7.99%	18.15%	14.05%	17.95%
Tangible Common Equity to Tangible Assets Ratio:
Total Shareholders’ Equity	$472,300	$444,062	$425,243	$259,518	$257,763	$258,927
Goodwill	(91,520)	(91,520)	(91,372)	(22,034)	(22,034)	(22,034)
Other Intangible Assets, Net	(5,534)	(6,548)	(8,844)	(178)	(324)	(522)
Tangible Common Equity	$375,246	$345,994	$325,027	$237,306	$235,405	$236,371
Total Assets	$5,035,005	$5,162,076	$4,807,261	$3,445,663	$3,237,403	$3,303,817
Goodwill	(91,520)	(91,520)	(91,372)	(22,034)	(22,034)	(22,034)
Other Intangible Assets, Net	(5,534)	(6,548)	(8,844)	(178)	(324)	(522)
Tangible Assets	$4,937,951	$5,064,008	$4,707,045	$3,423,451	$3,215,045	$3,281,261
Total Shareholders’ Equity to Total Assets Ratio	9.38%	8.60%	8.85%	7.53%	7.96%	7.84%
Tangible Common Equity to Tangible Assets	7.60%	6.83%	6.91%	6.93%	7.32%	7.20%

The Offering
The following description contains basic information about the Notes and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the Notes. For a more complete understanding of the Notes, you should read the section of this prospectus supplement entitled “Description of the Notes.”
Issuer
Southside Bancshares, Inc.
Securities offered
         % Fixed-to-Floating Rate Subordinated Notes due 2026
Aggregate principal amount
$
Issue price
         %
Maturity date
The Notes will mature on            , 2026
Interest rate
From and including the issue date to but excluding            , 2021, a fixed per annum rate of           %.
From and including            , 2021 to but excluding the maturity date or the date of earlier redemption, a floating per annum rate equal to the then-current three-month LIBOR rate, determined on the determination date of the applicable interest period, plus          %; provided, however, in the event that three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero. For any determination date, “LIBOR” means the rate as published by Reuters (or any successor service) at approximately 11:00 a.m., London time, two business days prior to the commencement of the relevant quarterly interest period, as the London interbank rate for U.S. dollars. If such rate is not available at such time for any reason, then the rate for that interest period will be determined by such alternate method as provided in the Indenture governing the Notes. Southside has appointed Wilmington Trust, National Association, as the calculation agent for purposes of determining three-month LIBOR for each floating rate interest period.
Interest payment dates
Until, but not including            , 2021, we will pay interest on the Notes on             and             of each year, commencing            , 2017.
From and including            , 2021 to            , 2026 but excluding the maturity date or the date of earlier redemption, we will pay interest on the Notes on            ,            ,             and             of each year.
Record dates
Interest on each Note will be payable to the person in whose name such Note is registered on the        day of the month immediately preceding the month of the applicable interest payment date.
Day count convention
Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months to but excluding            , 2021 and, thereafter, on the basis of the actual number of days in the relevant interest period divided by 360.

No guarantee
The Notes are not guaranteed by any of Southside’s subsidiaries. As a result, the Notes will be structurally subordinated to the liabilities of our Southside’s subsidiaries as discussed below under “Ranking.”
Subordination, Ranking
The Notes offered by this prospectus supplement will be issued by Southside under a Subordinated Indenture dated as of            , 2016 between Southside and Wilmington Trust, National Association, as trustee, as amended and supplemented by a First Supplemental Indenture dated as of            , 2016 between Southside and the Trustee. We refer to the Subordinated Indenture, as amended and supplemented by the First Supplemental Indenture, as the “Indenture.” The Notes will be Southside’s unsecured, subordinated obligations and:
•
will rank junior in right of payment and upon our liquidation to any of our existing and all future Senior Indebtedness (as defined in the Indenture governing the Notes), all as described under “Description of the Notes” in this prospectus supplement;

•
will rank junior in right of payment and upon our liquidation to any of our existing and all of our future general creditors;

•
will rank equal in right of payment and upon our liquidation with any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes;

•
will rank senior in right of payment and upon our liquidation to any of our indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to note indebtedness such as the Notes; and

•
will be effectively subordinated to our future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation the Bank’s depositors, liabilities to general and trade creditors and liabilities arising in the ordinary course of business or otherwise.

As of June 30, 2016, on a consolidated basis, our outstanding indebtedness and other liabilities totaled approximately $4.56 billion, which includes approximately $3.57 billion of deposit liabilities. As of June 30, 2016, we also had approximately $60.3 million of outstanding junior subordinated debentures issued to certain capital trusts that rank junior to the Notes.
The Indenture governing the Notes does not limit the amount of additional indebtedness we or our subsidiaries may incur.

Optional redemption
We may, beginning with the interest payment date of            , 2021, and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to but excluding the date of redemption.
Special redemption
We may also redeem the Notes at any time, including prior to            , 2021, at our option, in whole but not in part, if: (a) a change or prospective change in law occurs that could prevent us from deducting interest payable on the Notes for U.S. federal income tax purposes; (b) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 capital for regulatory capital purposes; or (c) we are required to register as an investment company under the Investment Company Act of 1940, as amended; in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to but excluding the redemption date. For more information, see “Description of the Notes — Redemption” in this prospectus supplement.
Sinking fund
There is no sinking fund for the Notes.
Further issuances
The Notes will initially be limited to an aggregate principal amount of  $               . We may from time to time, without notice to or consent of the holders, increase the aggregate principal amount of the Notes outstanding by issuing additional notes in the future with the same terms as the Notes, except for the issue date, the offering price and the first interest payment date, and such additional notes may be consolidated with the Notes issued in this offering and form a single series.
Use of proceeds
We estimate that the net proceeds of this offering, after deducting underwriting discounts and estimated expenses, will be approximately $                million. We expect to use the net proceeds from the sale of the Notes for general corporate purposes, which may include advances to subsidiaries to finance their activities.
Form and denomination
The Notes will be offered in book-entry form through the facilities of DTC in minimum denominations of  $1,000 and integral multiples of  $1,000 in excess thereof.
Listing
The Notes will not be listed on any securities exchange or quoted on any quotation system. Currently, there is no market for the Notes, and there can be no assurances that any public market for the Notes will develop.
Governing law
The Notes and the Indenture governing the Notes will be governed by, and construed in accordance with, the laws of the State of New York.
Trustee
Wilmington Trust, National Association

Risk factors
Investing in the Notes involves certain risks. Before investing in the Notes, you should carefully consider the information under “Risk Factors” beginning on page S-9 and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

RISK FACTORS
Investing in the Notes involves a high degree of risk. You should carefully consider the following risk factors, as well as all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in the Notes.
The Notes will be unsecured and subordinated to any future senior indebtedness.
The Notes will be subordinated obligations of Southside Bancshares, Inc. Accordingly, they will be junior in right of payment to any future senior indebtedness, and in certain events of insolvency, to other financial obligations as described in “Description of the Notes” in this prospectus supplement. Our senior indebtedness includes all indebtedness, except indebtedness that is expressly subordinated to or ranked pari passu with the Notes, subject to certain exceptions. The Notes will rank equally with all other unsecured subordinated indebtedness of Southside issued in the future under the Indenture governing the Notes. As of June 30, 2016, on a consolidated basis, Southside’s outstanding indebtedness and other liabilities totaled approximately $4.56 billion, which includes approximately $3.57 billion of deposits, $11.1 million of outstanding short-term obligations, $873.5 million of FHLB advances, and $47.6 million of other liabilities, all of which are senior to the Notes, and $60.3 million of outstanding junior subordinated debentures issued to certain capital trusts, which is junior to the Notes. In addition, the Notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations, including deposits, of our subsidiaries, including Southside Bank. As adjusted to give effect to the offering as if the offering had been completed as of June 30, 2016, Southside, Southside Bank and our other subsidiaries had, on a consolidated basis, $                million of indebtedness.
In addition, the Notes will not be secured by any of our assets. As a result, the Notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The Indenture governing the Notes does not limit the amount of senior indebtedness and other financial obligations or secured obligations that we or our subsidiaries may incur.
As a result of the subordination provisions described above, holders of the Notes may not be fully repaid in the event of our bankruptcy, liquidation or reorganization.
The Notes will not be insured or guaranteed by the FDIC, any other governmental agency or any of our subsidiaries. The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets.
The Notes are not bank deposits and are not insured or guaranteed by the FDIC or any other governmental agency. The Notes will be obligations of Southside Bancshares, Inc. only and will not be obligations of, or guaranteed by, any of our subsidiaries, including Southside Bank. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of Southside Bank, its depositors) generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets.
The Indenture governing the Notes includes limited rights of acceleration.
There is no right of acceleration of maturity of the Notes in the case of default in the payment of principal of, premium, if any, or interest on, the Notes or in the performance of any other obligation of Southside under the Indenture governing the Notes or under any other security issued by us. Holders of the Notes may accelerate payment of indebtedness only upon our insolvency, receivership, conservatorship, reorganization or similar proceedings or if there is a liquidation or winding-up of our business. See “Description of the Notes — Events of Default; Acceleration of Payment; Limitation on Suits” in this prospectus supplement.
The Indenture governing the Notes does not contain any limitations on our ability to incur additional indebtedness, grant or incur a lien on our assets, sell or otherwise dispose of assets, pay dividends or repurchase our capital stock.
Neither we nor any of our subsidiaries is restricted from incurring additional indebtedness or other liabilities, including additional senior or subordinated indebtedness, under the Indenture governing the terms of the Notes. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the Notes could be adversely affected. We expect that we will from time to time incur additional indebtedness and other liabilities. In addition, we are not restricted under the Indenture governing the Notes from granting or incurring a lien on any of our assets, selling or otherwise disposing of any of our assets, paying dividends or issuing or repurchasing our securities.
In addition, there are no financial covenants in the Indenture governing the Notes. You are not protected under the Indenture governing the Notes in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you.
Payments on the Notes will depend on receipt of dividends and distributions from our subsidiaries.
We are a bank holding company and we conduct substantially all of our operations through subsidiaries, including Southside Bank. We depend on dividends, distributions and other payments from our subsidiaries to meet our obligations, including to fund payments on the Notes, and to provide funds for payment of dividends to our shareholders, to the extent declared by our board of directors. There are various legal limitations on the extent to which Southside Bank and our other subsidiaries can finance or otherwise supply funds to us (by dividend or otherwise) and certain of our affiliates. Southside Bank may not pay us dividends if, after paying those dividends, it would fail to meet the required minimum levels under risk-based capital guidelines and the minimum leverage and tangible capital ratio requirements. Under the Federal Deposit Insurance Act, an insured depository institution such as Southside Bank is prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become “undercapitalized.” Payment of dividends by Southside Bank also may be restricted at any time at the discretion of the appropriate regulator if it deems the payment to constitute an unsafe and unsound banking practice. Further, under Texas law, Southside Bank generally may not pay a dividend reducing its capital and surplus without the prior approval of the Texas Banking Commissioner. In addition, contractual or other restrictions may also limit our subsidiaries’ abilities to pay dividends or make distributions, loans or advances to us. See “Item 1 — Business — Supervision and Regulation — Dividends” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. For these reasons, we may not have access to any assets or cash flow of our subsidiaries to make principal or interest payments on the Notes.
We may not be able to generate sufficient cash to service all of our debt, including the Notes.
Our ability to make scheduled payments of principal and interest, or to satisfy our obligations in respect of our debt or to refinance our debt, will depend on our future performance of our operating subsidiaries. Prevailing economic conditions (including interest rates), regulatory constraints, including, among other things, limiting distributions to us from Southside Bank and required capital levels with respect to Southside Bank and certain of our nonbank subsidiaries, and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. Our subsidiaries may not be able to generate sufficient cash flows from operations, or we may be unable to obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt when needed on commercially reasonable terms or at all.
Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding.
As a bank holding company, our ability to pay the principal of, and interest on, the Notes is subject to the rules and guidelines of the Federal Reserve regarding capital adequacy. We intend to treat the Notes as “Tier 2 capital” under these rules and guidelines. The Federal Reserve guidelines generally require us to review the effects of the cash payment of Tier 2 capital instruments, such as the Notes, on our overall financial condition. The guidelines also require that we review our net income for the current and past four quarters, and the amounts we have paid on Tier 2 capital instruments for those periods, as well as our projected rate of earnings retention. Moreover, pursuant to federal law and the Federal Reserve regulations, as a bank holding company, we are required to act as a source of financial and managerial strength to

Southside Bank and commit resources to its support, including the guarantee of capital plans of an undercapitalized bank subsidiary. Such support may be required at times when we may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the Notes on one or more of the scheduled interest payment dates, or at any other time, or the principal of the Notes at the maturity of the Notes.
If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee would be deemed to have assumed, and would be required to cure, immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of the Bank, and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.
Holders of the Notes will have limited rights, including limited rights of acceleration, if there is an event of default.
Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency involving us or Southside Bank. There is no automatic acceleration, or right of acceleration, in the case of default in the payment of principal of or interest on the Notes, or in the performance of any of our other obligations under the Notes or the Indenture governing the Notes. Our regulators can, in the event we become subject to an enforcement action, require our subsidiary bank to not pay dividends to us, and to prevent payment of interest or principal on the Notes and any dividends on our capital stock, but such limits will not permit acceleration of the Notes.
An active trading market for the Notes may not develop.
The Notes constitute a new issue of securities for which there is no existing market. We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes in any automated dealer quotation system. We cannot provide you with any assurance regarding whether a trading market for the Notes will develop, the ability of holders of the Notes to sell their Notes or the prices at which holders may be able to sell their Notes. The underwriters have advised us that they currently intend to make a market in the Notes. The underwriters, however, are not obligated to do so, and any market-making with respect to the Notes may be discontinued at any time without notice. You should also be aware that there may be a limited number of buyers when you decide to sell your Notes. This may affect the price you receive for your Notes or your ability to sell your Notes at all.
If a trading market for the Notes develops, changes in the debt markets, among others, could adversely affect the market price of the Notes.
Many factors affect the trading market for, and the trading value of, the Notes. These factors include: the time remaining to the maturity of the Notes, the ranking of the Notes, the redemption features of the Notes, the outstanding amount of subordinated notes with terms identical to the Notes offered hereby, the prevailing interest rates being paid by other companies similar to us, our financial condition, financial performance and future prospects and the level, direction and volatility of market interest rates generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the Notes.
Because the Notes may be redeemed at our option under certain circumstances prior to their maturity, you may be subject to reinvestment risk.
On or after            , 2021, we may, at our option, redeem the Notes in whole or in part. In addition, we may also redeem the Notes prior to maturity, at our option, in whole but not in part, within 90 days if  (i) a change or prospective change in law occurs that could prevent us from deducting interest payable on the Notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that precludes the Notes from being recognized as Tier 2 Capital for regulatory capital purposes, or (iii) we are required to register as an investment company under the Investment Company Act of 1940, as amended. The redemption price for any redemption is 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to but excluding the date of redemption. Any early redemption of the Notes will be subject to the receipt of the approval of the Federal Reserve, to the extent then required under applicable laws or regulations, including capital regulations. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the Notes by reducing the term of the investment. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the Notes. See “Description of the Notes — Redemption” in this prospectus supplement.
The amount of interest payable on the Notes will vary after            , 2021.
As the interest rate of the Notes will be calculated based on three-month LIBOR from            , 2021 through the maturity date and LIBOR is a floating rate, the interest rate on the Notes will vary after            , 2021. From, and including the date of issuance to, but excluding            , 2021, the Notes will bear interest at an initial rate of    % per annum. Thereafter, the Notes will bear interest at a floating rate equal to three-month LIBOR as calculated on each applicable date of determination, plus          %. The per annum interest rate that is determined on the relevant determination date will apply to the entire quarterly interest period following such determination date even if three-month LIBOR increases during that period.
Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the floating rate Notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future.
The level of three-Month LIBOR may affect our decision to redeem the Notes.
It is more likely we will redeem the Notes after            , 2021 if the interest rate on them is higher than that which would be payable on one or more other forms of borrowing. If we redeem the Notes prior to their maturity date, holders may not be able to invest in other securities with a similar level of risk that yield as much interest as the Notes.
Holders of the Notes will have no rights against the publishers of LIBOR.
Holders of the Notes will have no rights against the publishers of LIBOR, even though the amount they receive on each interest payment date on and after            , 2021 will depend upon the level of LIBOR. The publishers of LIBOR are not in any way involved in this offering and have no obligations relating to the Notes or the holders of the Notes.
Our credit ratings may not reflect all risks of an investment in the Notes, and changes in our credit ratings may adversely affect your investment in the Notes.
The credit ratings assigned to the Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the Notes. In addition, real or anticipated changes in our credit ratings will generally affect the trading market for, or the trading value of, the Notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of investing in the Notes in light of your particular circumstances.

Use of Proceeds
We estimate that the net proceeds of this offering will be approximately $               , after deducting underwriting discounts and estimated expenses. We expect to use the net proceeds from the sale of the Notes for general corporate purposes, which may include advances to subsidiaries to finance their activities.

CAPITALIZATION
The following table sets forth our capitalization, including regulatory capital ratios, on a consolidated basis, as of June 30, 2016 on an actual basis and on an adjusted basis to give effect to the sale of the Notes offered hereby.
This information should be read together with the financial and other data in this prospectus supplement as well as the unaudited consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Conditions and Results of Operations in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, which is incorporated by reference into this prospectus supplement.
	As of June 30, 2016
	Actual	As Adjusted
	(In thousands)
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$679,831
Interest-bearing	2,890,418
Total deposits	3,570,249
Federal funds purchased and repurchase agreements	11,065
FHLB advances	873,489
Subordinated Notes offered hereby	—	(1)
Junior subordinated debentures	60,311
Unsettled trades to purchase securities	11,793
Other liabilities	35,798
Total liabilities	4,562,705
Shareholders’ Equity
Common Stock, $1.25 par value (40,000,000 shares authorized; 29,164,334 shares issued and outstanding, actual and as adjusted)	36,455
Paid-in capital	458,817
Retained earnings	19,874
Treasury stock, at cost (2,913,064 at June 30, 2016, actual and as adjusted)	(47,891)
Accumulated other comprehensive income (loss)	5,045
Total Shareholders’ Equity	472,300
Total Liabilities and Shareholders’ Equity	$5,035,005
Capital adequacy
Common equity Tier 1 capital ratio	12.58%
Tier 1 risk-based capital ratio	14.47
Total risk-based capital ratio	15.01
Tier 1 leverage ratio	8.60

(1)
Represents the aggregate principal amount of the Notes, reduced by the underwriting discount ($               ) and our estimated offering expenses ($               ).

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
Our consolidated ratios of earnings to fixed charges (from continuing operations) for each of the periods shown are as follows:
	Six Months Ended June 30, 2016	Year Ended December 31,
		2015	2014	2013	2012	2011
Ratio of Earnings to Fixed Charges
Excluding interest on deposits	5.8	6.2	3.1	5.7	3.6	3.5
Including interest on deposits	3.3	3.6	2.1	3.6	2.6	2.4
For purposes of computing the foregoing ratios, earnings represent continuing operations income (loss) before applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), amortization of capitalized expenses related to indebtedness, and the proportion deemed representative of the interest factor of rent expense. Fixed charges, including interest on deposits, include all interest expense, amortization of capitalized expenses related to indebtedness, and the proportion deemed representative of the interest factor of rent expense.

Description of the Notes
The Notes offered by this prospectus supplement will be issued by Southside pursuant to a Subordinated Indenture dated as of           , 2016 between Southside and Wilmington Trust, National Association, as trustee (the “Trustee”), as amended and supplemented by a First Supplemental Indenture dated as of           , 2016 between Southside and the Trustee. We refer to the Subordinated Indenture, as amended and supplemented by the First Supplemental Indenture, as the “Indenture.” You may request a copy of the Indenture from us as described under “Where You Can Find More Information.” We have summarized the material terms of the Indenture and the Notes below, but the summary does not purport to be complete and is subject to and qualified in its entirety by reference to all of the provisions of the Indenture and the Notes. The following description of the particular terms of the Indenture and the Notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of subordinated debt in the accompanying prospectus, to which description we refer you.
You should read the Indenture and the Notes because they, and not this description, define your rights as holders of the Notes.
General
The Notes issued in this offering will initially be limited to $                aggregate principal amount. Under the Indenture, the aggregate principal amount of Notes which may be sold and delivered in other offerings is unlimited. The Notes may be sold in one or more series with the same or various maturities, at par, at a premium, or at a discount.
The maturity of the Notes may not be accelerated in the absence of certain events of default (as such term is defined in the Indenture). There is no right to accelerate the maturity of the Notes if we fail to pay interest or principal on the Notes or any Additional Amounts (as defined below) with respect thereto or default in the performance or breach any covenant or warranty under any Note or in the Indenture “— Events of Default; Acceleration of Payment; Limitation on Suits.”
The Notes will mature on           , 2026 (the “maturity date”). The Notes are not convertible into, or exchangeable for, equity securities, other securities or assets of Southside or Southside Bank. There is no sinking fund for the Notes.
As a bank holding company, our ability to make payments on the Notes will depend primarily on the receipt of dividends and other distributions from Southside Bank. There are various regulatory restrictions on the ability of Southside Bank to pay dividends or make other distributions to us. See “Risk Factors — Payments on the Notes will depend on receipt of dividends and distributions from our subsidiaries” and “Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding” in this prospectus supplement.
Delivery of reports, information and documents (including, without limitation, reports contemplated in this section) to the Trustee is for information purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including Southside’s compliance with covenants under the Indenture, Notes, and guarantees (if any), as to which the Trustee is entitled to rely exclusively on officers’ certificates.
The Notes are not savings accounts, deposits or other obligations of Southside Bank or any of our non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or public or private insurer. The Notes are solely obligations of Southside and are neither obligations of, nor guaranteed by, any of our subsidiaries.
The Notes will be issued in minimum denominations of  $1,000 and integral multiples of  $1,000 in excess thereof.
Interest
The Notes will bear interest (a) at an initial rate of         % per annum, payable semi-annually in arrears on            and            of each year (each, a “fixed rate interest payment date”), commencing on           , 2017, from and including the date of issuance to but excluding           ,

2021, and (b) thereafter at a floating per annum rate equal to the then-current three-month LIBOR plus         %, payable quarterly in arrears on           ,           ,            and             of each year (each, a “floating rate interest payment date,” and together with the fixed rate interest payment dates, the “interest payment dates”), commencing on           , 2021.
“Three-month LIBOR” means, for any interest period, the offered rate for deposits in U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on the Reset Rate Determination Date related to such interest period. If such rate does not appear on such page at such time, then the Calculation Agent will request the principal London office of each of four major reference banks in the London interbank market, selected by Southside for this purpose and whose names and contact information will be provided by Southside to the Calculation Agent, to provide such bank’s offered quotation to prime banks in the London interbank market for deposits in U.S. dollars with a term of three months as of 11:00 a m., London time, on such Reset Rate Determination Date and in a principal amount equal to an amount for a single transaction in U.S. dollars in the relevant market at the relevant time as determined by Southside and provided to the Calculation Agent (a “Representative Amount”). If at least two such quotations are so provided, three-month LIBOR for the interest period related to such Reset Rate Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, the Calculation Agent will request each of three major banks in the City of New York selected by Southside for this purpose and whose names and contact information will be provided by Southside to the Calculation Agent, to provide such bank’s rate for loans in U.S. dollars to leading European banks with a term of three months as of approximately 11:00 a m., New York City time, on such Reset Rate Determination Date and in a Representative Amount. If at least two such rates are so provided, three-month LIBOR for the interest period related to such Reset Rate Determination Date will be the arithmetic mean of such quotations. If fewer than two such rates are so provided, then three-month LIBOR for the interest period related to such Reset Rate Determination Date will be set to equal the three-month LIBOR for the immediately preceding interest period or, in the case of the interest period commencing on the first floating rate interest payment date, 5.00%. All percentages used in or resulting from any calculation of three-month LIBOR will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. Notwithstanding the foregoing, in the event that three-month LIBOR as determined in accordance with this definition is less than zero, three-month LIBOR for such interest period shall be deemed to be zero.
“Calculation Agent” means Wilmington Trust, National Association, or any other successor appointed by us, acting as calculation agent.
“Designated LIBOR Page” means the display on Bloomberg Page BBAM1 (or any successor or substitute page of such service, or any successor to such service selected by Southside), for the purpose of displaying the London interbank rates for U.S. dollars.
“London Banking Day” means any day on which commercial banks are open for business (including dealings in U.S. dollars) in London.
“Reset Rate Determination Date” means the second London Banking Day immediately preceding the first day of each applicable interest period commencing on the first floating rate interest payment date.
“Additional Amounts” means any additional amounts that are required by the Indenture or the Notes, under circumstances specified by the Indenture or the Notes, to be paid by Southside in respect of certain taxes imposed on holders of the Notes specified by the Indenture or the Notes and which are owing to such holders.
The determination of three-month LIBOR for each applicable interest period by the Calculation Agent will (in the absence of manifest error) be final and binding. The Calculation Agent’s calculation of the amount of any interest payable after the first Reset Rate Determination Date will be maintained on file at the Calculation Agent’s principal offices.
Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months to, but excluding,           , 2021 and thereafter on the basis of a 360-day year and on the basis of the actual number of days elapsed. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

Interest on the Notes, subject to certain exceptions, will accrue during the applicable interest period, which is from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of issuance of the Notes to but excluding the applicable interest payment date or the stated maturity date or date of earlier redemption, if applicable. If an interest payment date or the maturity date for the Notes falls on a day that is not a business day, the interest payment or the payment of principal and interest at maturity will be paid on the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the Notes will not be entitled to any further interest or other payments. In the event that a floating rate interest payment date falls on a day that is not a business day, then such floating rate interest payment date will be postponed to the next succeeding business day unless such day falls in the next succeeding calendar month, in which case such floating rate interest payment date will be accelerated to the immediately preceding business day, and, in each such case, the amounts payable on such business day will include interest accrued to but excluding such business day.
Interest on each Note will be payable to the person in whose name such Note is registered for such interest at the close of business on the        day of the month immediately preceding the applicable interest payment date, whether or not such day is a business day. Any such interest which is payable, but is not punctually paid or duly provided for, on any interest payment date shall cease to be payable to the holder on such relevant record date by virtue of having been a holder on such date, and such defaulted interest may be paid by us to the person in whose name the Note is registered at the close of business on a special record date for the payment of defaulted interest. However, interest that is paid on the maturity date will be paid to the person to whom the principal will be payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent or, at our option in the event the Notes are not represented by Global Notes (as defined below), by check mailed to the address of the person specified for payment in the preceding sentences.
No recourse will be available for the payment of principal of, or interest or any additional amounts on, any Note, for any claim based thereon, or otherwise in respect thereof, against any stockholder, employee, officer or director, as such, past, present or future, of Southside or of any successor entity. Neither the Indenture nor the Notes contain any covenants or restrictions restricting the incurrence of debt, deposits or other liability by us or by our subsidiaries. The Indenture and the Notes contain no financial covenants and do not restrict us from paying dividends or issuing or repurchasing other securities, and do not contain any provision that would provide protection to the holders of the Notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality.
When we use the term “business day,” we mean any day except a Saturday, Sunday, a legal holiday or any other day on which banking institutions in the City of New York, New York or any place of payment are authorized or obligated by law, regulation or executive order to close.
Ranking
The Notes will rank equally with all other unsecured subordinated indebtedness Southside may issue in the future under the Indenture. The Notes will rank senior to $60.3 million of Southside’s outstanding junior subordinated debentures issued to certain capital trusts. As of June 30, 2016, we had no other outstanding subordinated indebtedness.
The Notes will rank junior to and will be subordinated to all of our senior indebtedness, whether now outstanding, or created, assumed or incurred in the future, including all indebtedness relating to money owed to general creditors and trade creditors. The Notes will be obligations of Southside only and will not be guaranteed by any of our subsidiaries, including Southside Bank, which is our principal subsidiary. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of Southside Bank, its depositors) generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets. The Indenture and the Notes do not limit the amount of senior indebtedness, secured indebtedness, or other liabilities having priority over the Notes that we or our subsidiaries may incur. As of June 30, 2016, on a consolidated basis, our outstanding indebtedness (including deposits) totaled approximately $4.56 billion, which includes $60.3 million principal amount of outstanding unsecured junior subordinated indebtedness. As of June 30, 2016, we had no other outstanding subordinated indebtedness. As adjusted to give effect to both the offering, as if the offering had been completed as of June 30, 2016, Southside, Southside Bank and our other subsidiaries had, on a consolidated basis, $                million of indebtedness.
“Senior indebtedness” means:
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the principal and any premium or interest for money borrowed or purchased by Southside;

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the principal and any premium or interest for money borrowed or purchased by another person and guaranteed by Southside;

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any deferred obligation for the payment of the purchase price of property or assets evidenced by a note or similar instrument or agreement;

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obligations to general and trade creditors;

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any obligation arising from direct credit substitutes;

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any obligation associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts or any similar arrangements, unless the instrument by which Southside incurred, assumed or guaranteed the obligation expressly provides that it is subordinate or junior in right of payment to any other indebtedness or obligations of Southside; and

•
all obligations of the type referred to in the first six bullet points above of other persons or entities for the payment of which Southside is responsible or liable as obligor, guarantor or otherwise, whether or not classified as a liability on a balance sheet prepared in accordance with accounting principles generally accepted in the United States;

in each case, whether now outstanding, or created, assumed or incurred in the future. With respect to the Notes, senior indebtedness excludes any indebtedness that:
•
expressly states that it is junior to, or ranks equally in right of payment with, the Notes; or

•
is identified as junior to, or equal in right of payment with, the Notes in any board resolution establishing such series of subordinated indebtedness or in any supplemental indenture.

Notwithstanding the foregoing, and for the avoidance of doubt, if the Federal Reserve (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish criteria for determining whether the subordinated debt of a financial or bank holding company is to be included in its capital, then the term “general creditors” as used in the definition of  “senior indebtedness” in the Indenture will have the meaning as described in that rule or interpretation.
Upon the liquidation, dissolution, winding up, or reorganization of Southside, Southside must pay to the holders of all senior indebtedness the full amounts of principal of, premium, interest and any additional amounts owing on, that senior indebtedness before any payment is made on the Notes. If, after we have made those payments on our senior indebtedness there are amounts available for payment on the Notes, then we may make any payment on the Notes. Because of the subordination provisions and the obligation to pay senior indebtedness described above, in the event of insolvency of Southside, holders of the Notes may recover less ratably than holders of senior indebtedness and other creditors of Southside. With respect to the assets of a subsidiary of ours, our creditors (including holders of the Notes) are structurally subordinated to the prior claims of creditors of such subsidiary, except to the extent that we may be a creditor with recognized claims against such subsidiary.
Subject to the terms of the Indenture, if the Trustee or any holder of any of the Notes receives any payment or distribution of our assets in contravention of the subordination provisions applicable to the Notes before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off or any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of Southside being subordinated to the payment of the Notes, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.
Events of Default; Acceleration of Payment; Limitation on Suits
The Notes and Indenture provide for only limited events upon which the principal of the Notes, together with accrued and unpaid interest and premium, if any, shall be accelerated. These events are:
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A court having jurisdiction shall enter a decree or order for the appointment of a receiver, trustee, assignee, liquidator or similar official in any receivership, insolvency, liquidation, or similar proceeding relating to Southside, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

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Southside shall consent to the appointment of a receiver, liquidator, trustee, assignee or other similar official in any receivership, insolvency, liquidation or similar proceeding with respect to Southside; or

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In the event of an appointment of a receiver, trustee, assignee, liquidator or similar official for our principal banking subsidiary, Southside Bank, and such appointment shall not have been rescinded for a period of 60 consecutive days from the date thereof.

The Notes and Indenture provide for a limited number of other events of default, which do not permit acceleration of the payment of principal of, and interest on, the Notes, including:
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Default in the payment of any interest on the Notes when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by Southside with the Trustee or with a paying agent prior to the expiration of such period of 30 days);

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Default in the payment of the principal on the Notes or any Additional Amounts with respect thereto when it becomes due and payable (whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise); or

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Default in the performance or breach of any covenant or warranty of Southside in the Indenture (other than a covenant or warranty for which the consequences of nonperformance or breach are addressed in the five bullet points above and other than a covenant or warranty that has been included in the Indenture solely for the benefit of notes issued thereunder other than the Notes), and the continuance of such default or breach (without such default or breach having been waived in accordance with the provisions of the Indenture) for a period of 90 days after there has been given, by registered or certified mail, to Southside by the Trustee or to Southside and the Trustee by the holders of not less than 25.0% in principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture.

There is no right of acceleration in the case of a default in the payment of principal of or interest or Additional Amounts on the Notes or in our nonperformance or breach of any other covenant or warranty under the Notes or the Indenture. If we default in our obligation to pay any interest on the Notes when due and payable and such default continues for a period of 30 days, or if we default in our obligation to pay the principal amount of the Notes or any Additional Amounts with respect thereto when it becomes due and payable (whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise), then the Trustee may demand Southside pay to the Trustee, for the benefit of the holders of the Notes, the whole amount then due and payable on the Notes for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and any overdue interest at the rate or rates prescribed therefor in the Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:
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such holder has previously given written notice to the Trustee of a continuing event of default with respect to the Notes;

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the holders of not less than 25.0% in principal amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such event of default in its own name as Trustee under the Indenture;

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such holder or holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses, and liabilities to be incurred in complying with such request;

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the Trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and

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no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.

In any event, the Indenture provides that no one or more of such holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such holders of the Notes, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all such holders of Notes.
Redemption
We may, at our option, beginning with the interest payment date of           , 2021, and on any interest payment date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a price equal to 100% of the principal amount of the Notes being redeemed plus accrued but unpaid interest to, but excluding, such date of redemption. The Notes may not otherwise be redeemed prior to maturity, except that we may also, at our option, redeem the Notes at any time, including before           , 2021, in whole, but not in part, from time to time, at a price equal to 100% of the principal amount of the Notes being redeemed plus accrued but unpaid interest to, but excluding, such date of redemption upon the occurrence of:
•
a “Tax Event,” defined in the Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that as a result of  (a) an amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change becomes effective or which pronouncement or decision is announced on or after the date of original issuance of the Notes, there is more than an insubstantial risk that the interest payable by us on the Notes is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for United States federal income tax purposes;

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a “Tier 2 Capital Event,” defined in the Indenture to mean Southside’s good faith determination that, as a result of  (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for Southside or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Notes, in each case, that there is more than an insubstantial risk that Southside will not be entitled to treat the Notes then outstanding as Tier 2 capital (or its then equivalent if we were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable, for so long as any Note is outstanding; or

•
Southside becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

Any such redemption will be at a redemption price equal to the principal amount of the Notes plus accrued and unpaid interest to, but excluding, such date of redemption.
In the event of any redemption of the Notes, we will deliver or cause to be delivered a notice of redemption (which notice may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied) by first-class mail, or in the event the Notes are represented by Global Notes, electronically in accordance with DTC’s procedures, to each holder of Notes not less than 30 nor more than 60 days prior to the redemption date.
Any partial redemption will be made in accordance with DTC’s applicable procedures among all of the holders of the Notes. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state it is a partial redemption and the portion of the principal amount thereof to be redeemed. A replacement Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. The Notes are not subject to redemption or prepayment at the option of the holders of the Notes.
Modification and Waiver
The Indenture provides that we and the Trustee may amend or supplement the Indenture or the Notes with, or, in certain cases, without the consent of the holders of a majority in principal amount of the outstanding Notes; provided, that any amendment or waiver may not, without the consent of the holder of each outstanding Note affected thereby:
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reduce the amount of Notes whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any Note;

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reduce the principal or change the stated maturity of any Note;

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waive a default or event of default in the payment of the principal of or interest, if any, on any Note (except a rescission of acceleration of the Notes by the holders of at least a majority in principal amount of the outstanding Notes and a waiver of the payment default that resulted from such acceleration;

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make any change to the percentage in principal amount of the outstanding Notes, the consent of whose holders is required to waive certain defaults and the consequences thereof under the Indenture or any change to such defaults which require such consent;

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make any change to certain provisions of the Indenture relating to, among other things, holders’ rights to receive payment of the principal of and interest on the Notes and to institute suit for the enforcement of any such payment and waivers of past defaults;

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make the principal of or interest, if any, on any Note or any Additional Amount with respect thereto payable in any currency other than that stated in the Note; or

•
waive any redemption payment with respect to any Notes.

In addition, the holders of at least a majority in principal amount of the outstanding Notes may, on behalf of all holders of Notes, waive compliance by us with certain terms, conditions and provisions of the Indenture, as well as any past default and/or the consequences of default, other than any default in the payment of principal of or interest on any Note (provided that the holders of a majority in principal amount of the outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration) or any breach in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Note.

In addition, we and the Trustee may modify and amend the Indenture without the consent of any holders of Notes for any of the following purposes:
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to evidence the succession of another person to Southside as obligor under the Indenture and the assumption by any such successor of the covenants and obligations of Southside in the Indenture and in the Notes;

•
to add to the covenants of Southside such further covenants, restrictions, conditions or provisions shall be for the protection of the holders of the Notes and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the Indenture, with such period of grace, if any, and subject to such conditions as such supplemental indenture may provide;

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to add or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of notes in uncertificated or global form;

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to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trust under the Indenture by more than one Trustee;

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to cure any ambiguity, defect or inconsistency in the Indenture;

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to add any additional events of default (and if such events of default are to be for less than all series of notes, stating that such are expressly being included solely for the benefit of such series);

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to modify, eliminate or add to the provisions of the Indenture, if the change or elimination (i) becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision or (ii) shall not apply to the any debt securities outstanding at the time of such change or elimination;

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to establish the form of the Notes and to provide for the issuance of any other series of notes under the Indenture;

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to comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, as amended;

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to modify, eliminate or add to the provisions of the Indenture to such extent as shall be necessary to effect the qualification of the Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to the Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding certain provisions thereof; or

•
to make any change that does not adversely affect the rights of any holder of notes of any series issued under the Indenture.

The Trustee shall be entitled to receive an officer’s certificate and opinion of counsel confirming that all conditions precedent are satisfied with respect to any supplemental indenture, that such supplemental indenture is authorized and permitted and that such supplemental indenture is the legal, valid and binding obligation of Southside, enforceable against it in accordance with its terms.
Legal Defeasance and Covenant Defeasance
We may choose to either discharge our obligations under the Indenture and the Notes in a legal defeasance or to release ourselves from certain of our covenant restrictions under the Indenture and the Notes in a covenant defeasance (in each case, except for certain surviving rights of the Trustee and our obligations in connection therewith). We may do so after we irrevocably deposit with the Trustee, in trust, cash and/or U.S. government securities in an amount that, which through the payment of interest and principal in accordance with their terms, will provide, not later than one day before the due date of any payment of money, an amount in cash, which is sufficient in the opinion of our independent public accountants to make all payments of principal of and interest, if any, on the Notes on the dates such installments of interest or principal are due. If we choose the legal defeasance option, the holders of the

Notes will not be entitled to the benefits of the Indenture except for certain limited rights, including registration of transfer and exchange of Notes, replacement of lost, stolen or mutilated Notes and the right to receive payments of the principal of  (and premium, if any) and interest on such Notes when such payments are due.
We may discharge our obligations under the Indenture or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver to the Trustee an opinion of our legal counsel to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the Internal Revenue Service (the “IRS”) or a change in the applicable federal income tax law. We may not have a default or event of default under the Indenture or the Notes on the date of deposit or during the period ending 120 days after such deposit. The deposit may not result in a breach or violation of, or constitute a default under, the Indenture or any of our agreements to which we are a party or by which we are bound.
Any defeasance of the Notes pursuant to the Indenture shall be subject to our obtaining the prior approval of the Federal Reserve and any additional requirements that the Federal Reserve may impose with respect to defeasance of the Notes. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the issue date of the Notes the Federal Reserve does not require that defeasance of instruments be subject to Federal Reserve approval in order for the instrument to be accorded Tier 2 capital treatment, then no such approval of the Federal Reserve will be required for such defeasance.
Satisfaction and Discharge
We may discharge our obligations under the Indenture (except for certain surviving rights of the Trustee and our obligations in connection therewith) if: (a) all outstanding Notes and all other outstanding notes issued under the Indenture (i) have been delivered for cancellation, or (ii) (1) have become due and payable, (2) will become due and payable at their stated maturity within one year (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice and redemption by the Trustee or (4) are deemed paid and discharged in a legal defeasance described above, (and in the case of clauses (1), (2) and (3), we have irrevocably deposited with the Trustee an amount sufficient to pay and discharge the principal of and interest on all outstanding Notes on the stated maturity date or redemption date, as the case may be); (b) we have paid all other sums payable by us under the Indenture; and (c) we have delivered an officer’s certificate and opinion of counsel confirming that all conditions precedent with respect to the satisfaction and discharge of the Indenture have been satisfied.
Consolidation, Merger and Sale of Assets
The Indenture provides that we may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, and we may not permit any other person to consolidate with or merge into us or to convey, transfer or lease all or substantially all of its properties and assets to us, unless:
•
we are the surviving person or the successor person (if not us), is a corporation organized and validly existing under the laws of any United States domestic jurisdiction and expressly assumes, by a supplemental indenture, our obligations on the Notes and under the Indenture;

•
immediately after giving effect to such transaction, and treating any indebtedness that becomes an obligation of us or our subsidiaries as a result of such transaction as having been incurred by us or such subsidiary at the effective date of such transaction, no default or event of default shall have occurred and be continuing; and

•
we have complied with our obligations to deliver certain documentation to the Trustee, including an officers’ certificate and opinion of counsel each stating that such proposed transaction and any supplemental indenture comply with the Indenture.

Further Issues
We may, from time to time, without notice to or the consent of the holders of the Notes, create and issue further notes ranking equally with the Notes and with identical terms in all respects (or in all respects except for the date of offering, the offering price and the first interest payment date); provided that such further notes either shall be fungible with the original Notes for federal income tax purposes or shall be issued under a different CUSIP number. Such further notes will be consolidated and form a single series with the Notes.
The Trustee may conclusively rely upon certificates, opinions or other documents furnished to it under the Indenture and shall have no responsibility to confirm or investigate the accuracy of mathematical calculations or other facts stated therein. The Trustee shall have no responsibility for monitoring Southside’s compliance with any of its covenants under the Indenture.
Paying Agent
We may appoint one or more financial institutions to act as our paying agents, at whose designated offices the Notes in non-global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the Trustee, at its office at 1100 North Market Street, Wilmington, Delaware 19890, as the paying agent for the Notes. We must notify you of changes in the paying agents.
Governing Law
The Indenture provides that the Notes and the Indenture governing the Notes will be governed by, and construed in accordance with, the laws of the State of New York.
Tier 2 Capital
The Notes are intended to qualify as Tier 2 capital under the capital rules established by the Federal Reserve for bank holding companies. The rules set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the Notes must:
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be unsecured;

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have a minimum original maturity of at least five years;

•
be subordinated to depositors and general creditors;

•
not contain provisions permitting the holders of the Notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of Southside; and

•
not contain provisions permitting Southside to redeem or repurchase the Notes prior to the maturity date without prior approval of the Federal Reserve.

Clearance and Settlement
The Notes will be represented by one or more permanent global certificates, which we refer to individually as a Global Note and collectively as the Global Notes, deposited with, or on behalf of DTC and registered in the name of Cede & Co. (DTC’s partnership nominee). The Notes will be available for purchase in minimum denominations of  $1,000 and integral multiples of  $1,000 in excess thereof in book-entry form only. So long as DTC or any successor depositary, which we refer to collectively as the Depositary or its nominee is the registered owner of the Global Notes, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the Notes for all purposes of the Indenture. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may not elect to receive a certificate representing their Notes while the Notes are held by a Depositary. Investors may elect to hold interests in the Global Notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Notes, so long as the corresponding securities are represented by Global Notes.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority. Access to the DTC system is also available to others, referred to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the securities entitled to the benefits of the Indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.
To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.
DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the Notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the Notes will be printed and delivered to DTC.

As long as DTC or its nominee is the registered owner of the Global Notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the Global Notes and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in Global Notes:
•
will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names;

•
will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

•
will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

All redemption proceeds, distributions and dividend payments on the securities represented by the Global Notes and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depositary, the issuer, the Trustee or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.
Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in Global Notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in Global Notes may be subject to various policies and procedures adopted by DTC from time to time. None of Southside, the Trustee or any agent for any of them will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in Global Notes, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.
Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the Global Notes among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither Southside nor the Trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.
Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.
DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Indenture, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.
The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

Trustee
Wilmington Trust, National Association, will act as Trustee under the Indenture. The Trustee has all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of an event of default, the Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of the holders of the Notes, unless the holders have offered to the Trustee security or indemnity satisfactory to the Trustee. From time to time, we, and one or more of our subsidiaries, may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the Trustee in the ordinary course of business. Additionally, we maintain banking relationships with the Trustee and its affiliates in the ordinary course of business. These banking relationships include the Trustee serving as trustee under indentures involving certain of our trust preferred securities.
Notices
Any notices required to be given to the holders of the Notes will be given to the Trustee. Notwithstanding any other provision of the Indenture or any Note, where the Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the applicable procedures from DTC or its designee, including by electronic mail in accordance with accepted practices at DTC.

MATERIAL United States Federal Income Tax Consequences
The following is a general summary of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Notes by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below), but does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. federal income tax regulations (the “U.S. Treasury Regulations”) promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. This summary is limited to the tax consequences with respect to Notes that were purchased by an initial holder at their original issue price for cash and that are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address the tax consequences to subsequent purchasers of the Notes. This summary does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their circumstances or status, nor does it address specific tax consequences that may be relevant to particular holders (including, for example, financial institutions, broker-dealers, traders in securities that elect mark-to-market treatment, insurance companies, partnerships or other pass-through entities, U.S. expatriates, tax-exempt organizations, U.S. Holders that have a functional currency other than the U.S. dollar, or persons who hold Notes as part of a straddle, hedge, conversion or other integrated financial transaction). In addition, this summary does not address U.S. federal alternative minimum, estate and gift tax consequences or consequences under the tax laws of any state, local or foreign jurisdiction. We have not sought, and will not seek, any ruling from the IRS with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.
THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR HOLDERS RELATING TO OWNERSHIP AND DISPOSITION OF THE NOTES. PROSPECTIVE PURCHASERS OF THE NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAXATION AND OTHER TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF THE NOTES, AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.
For purposes of the following summary, a “U.S. Holder” is a beneficial owner of Notes that is, for U.S. federal income tax purposes, (i) a citizen or individual resident of the U.S.; (ii) a corporation or other entity taxable as a corporation created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust, if a court within the U.S. is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of its substantial decisions or if a valid election to be treated as a U.S. person is in effect with respect to such trust. A “Non-U.S. Holder” is a beneficial owner of Notes that is neither a U.S. Holder nor a partnership (or other pass-through entity) for U.S. federal income tax purposes. If an entity or an arrangement treated as a partnership for U.S. federal income tax purposes holds Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Notes, you should consult your tax advisor.
U.S. Federal Income Taxation of U.S. Holders
Payments of Stated Interest.   Based on the interest rate characteristics of the Notes, we intend to treat the notes as “variable rate debt instruments” (“VRDIs”) for U.S. federal income tax purposes and this discussion assumes such characterization to be correct. Stated interest on a Note should constitute “qualified stated interest” under the U.S. Treasury Regulations applicable to VRDIs, and as such will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, depending on the holder’s regular method of accounting for U.S. federal income tax purposes. Certain U.S. Holders may also be subject to a tax on “net investment income.” See the discussion under “— Medicare Tax” below for additional information on the potential application of this tax. It is anticipated, and this discussion assumes, that the issue price of the Notes will be equal to the stated principal amount or if the issue price is less than the stated principal amount, the difference will be a de minimis amount (as set forth in the applicable U.S. Treasury Regulations). If, however, the issue price of a Note is less than the stated principal amount and the difference is more than a de minimis amount (as set forth in the applicable U.S. Treasury Regulations), a U.S. Holder will be required to include the difference in income as original issue discount as it accrues in accordance with a constant yield method.
Disposition of the Notes.   Upon the redemption, sale, exchange or other taxable disposition of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between (i) the sum of all cash plus the fair market value of all other property received on such disposition (except to the extent such cash or other property is attributable to accrued but unpaid interest, which is treated as interest as described above) and (ii) such holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note generally will equal the cost of the Note to such holder. Any gain or loss recognized on the disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder’s holding period for the Note is more than one year. Long-term capital gain recognized by a non-corporate U.S. Holder (such as an individual) generally is subject to tax at a lower rate than short-term capital gain or ordinary income. The deductibility of capital losses is subject to significant limitations. Certain U.S. Holders may also be subject to a tax on “net investment income.” See the discussion under “— Medicare Tax” below for additional information on the potential application of this tax.
Backup Withholding and Information Reporting.   For each calendar year in which the Notes are outstanding, we generally are required to provide the IRS with certain information, including the beneficial owner’s name, address and taxpayer identification number, the aggregate amount of interest paid to that beneficial owner during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to payments to certain types of U.S. Holders, including corporations and tax-exempt organizations, provided that they establish entitlement to an exemption.
In the event that a U.S. Holder subject to the reporting requirements described above fails to provide its correct taxpayer identification number in the manner required by applicable law by providing a IRS Form W-9 or an approved substitute, or there has been received a notice of underreporting of the U.S. Holder’s tax liability, we, our agent or paying agents, or a broker may be required to “backup” withhold a tax at the current rate of 28% of each payment on the Notes and on the proceeds from a sale of the Notes. The backup withholding obligation, however, does not apply with respect to payments to certain types of U.S. Holders, including corporations and tax-exempt organizations, provided that they establish entitlement to an exemption.
Backup withholding is not an additional tax and may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
U.S. Holders should consult their own tax advisors regarding their qualifications for an exemption from backup withholding, and the procedure for establishing such exemption, if applicable.
Medicare Tax.   A Medicare contribution tax of 3.8% (the “Medicare Tax”) will be imposed on the “net investment income” of certain U.S. citizens and resident aliens, and on the undistributed “net investment income” of certain trusts and estates. Among other items, “net investment income” generally includes gross income from interest and net gain from the disposition of certain property, less certain related deductions. For individuals, the tax will be 3.8% of the lesser of the individual’s “net investment income” or the excess of the individual’s modified adjusted gross income over $250,000 in the case of a married individual filing a joint return or a surviving spouse, $125,000 in the case of a married individual filing a separate return, or $200,000 in the case of a single individual.
Prospective purchasers should consult an independent tax advisor regarding the possible implications of the Medicare Tax on their particular circumstances.
U.S. Federal Income Taxation of Non-U.S. Holders
Payment of Interest.   Subject to the discussion of backup withholding below, payments of interest on the Notes to a Non-U.S. Holder will not be subject to U.S. federal withholding tax under the “portfolio interest exemption,” provided that:
•
such payments are not effectively connected with the conduct of a U.S. trade or business;

•
the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•
the Non-U.S. Holder is not a controlled foreign corporation that, for U.S. federal income tax purposes, is related (within the meaning of Section 864(d)(4) of the Code) to us;

•
the Non-U.S. Holder is not a bank described in Section 881(c)(3)(A) of the Code; and

•
either (a) the beneficial owner of the Notes certifies on IRS Form W-8BEN or Form W-8BEN-E, as applicable (or a suitable substitute form or successor form), under penalties of perjury, that it is not a “United States person” (as defined in the Code) and provides its name and address, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “financial institution”) and holds the Notes on behalf of the beneficial owner certifies to the applicable withholding agent as provided in the applicable U.S. Treasury Regulations, under penalties of perjury, that such a certification has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes such withholding agent with a copy thereof.

If a Non-U.S. Holder cannot satisfy the requirements of the “portfolio interest exemption,” payments of interest made to such Non-U.S. Holder will be subject to a 30% U.S. federal withholding tax unless the beneficial owner of a Note provides a properly executed:
•
IRS Form W-8BEN or Form W-8BEN-E, as applicable (or successor form) claiming, under penalties of perjury, an exemption from, or reduction in, withholding tax under an applicable income tax treaty, or

•
IRS Form W-8ECI (or successor form) stating that interest paid on a Note is not subject to withholding tax because it is effectively connected with a U.S. trade or business of the beneficial owner (in which case such interest will be subject to regular graduated U.S. federal income tax rates as described below).

Please consult your tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.
If interest on a Note is effectively connected with a U.S. trade or business of the beneficial owner (and if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base), the Non-U.S. Holder, although exempt from the withholding tax described above (provided that the relevant certification requirements described above are satisfied), will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation, it may under certain circumstances be subject to a branch profits tax equal to 30% (unless reduced by an applicable income tax treaty) in respect of such interest.
Disposition of the Notes.   No withholding of U.S. federal income tax will generally be required with respect to any gain or income realized by a Non-U.S. Holder upon the sale, exchange, redemption or other taxable disposition of a Note (except as described above under “— United States Federal Income Taxation of Non-U.S. Holders — Payment of Interest”).
Except with respect to accrued and unpaid interest, a Non-U.S. Holder will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of a Note unless the Non-U.S. Holder is an individual who is present in the U.S. for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, or such gain is effectively connected with a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base). Accrued and unpaid interest realized on a sale, exchange or other disposition of a Note generally will not be subject to U.S. federal income tax, provided the Non-U.S. Holder satisfies the requirements of the “portfolio interest exemption” as discussed under “— United States Federal Income Taxation of Non-U.S. Holders — Payment of Interest.”
Backup Withholding and Information Reporting.   U.S. backup withholding tax will not apply to payments of interest on a Note or proceeds from the sale or other disposition of a Note payable to a Non-U.S. Holder if the certification described in “— United States Federal Income Taxation of Non-U.S.

Holders — Payment of Interest” is duly provided by such Non-U.S. Holder or the Non-U.S. Holder otherwise establishes an exemption. Certain information reporting may still apply to interest payments even if an exemption from backup withholding is established. Copies of any information returns reporting interest payments and any withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder’s U.S. federal income tax liability, provided that the requisite procedures are followed.
Non-U.S. Holders should consult their own tax advisors regarding their particular circumstances and the availability of and procedure for establishing an exemption from backup withholding.
FATCA
Under Sections 1471 through 1474 of the Code, the final U.S. Treasury Regulations promulgated thereunder, and IRS administrative guidance (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”), a 30% U.S. withholding tax is generally imposed on U.S.-source interest payments, and, beginning in 2019, on the gross proceeds from the sale or other disposition of interest-bearing obligations, for payments made to certain foreign entities unless such foreign entity agrees to verify, report and disclose information with respect to its U.S. accountholders or substantial U.S. owners and meets certain other specified requirements (including the requirements of any applicable intergovernmental agreement).
Prospective investors are encouraged to consult their tax advisors regarding the implications of FATCA on their investment in the Notes.

BENEFIT PLAN/ERISA CONSIDERATIONS
The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on: (a) employee benefit plans subject to Part 4 of Subtitle B of Title I of ERISA; (b) individual retirement accounts, Keogh plans or other plans and arrangements subject to Section 4975 of the Code; (c) entities (including certain insurance company general accounts) whose underlying assets include “plan assets” (as defined in U.S. Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “plan asset regulations”)) by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”); and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, not for profit, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to ERISA or Section 4975 of the Code but may be subject to other laws that are substantially similar to ERISA and Section 4975 of the Code (each, a “Similar Law”).
The following summarizes certain aspects of ERISA, the Code and Similar Laws that may affect a decision by Plans or Non-ERISA Arrangements to invest in the Notes. The following discussion is general in nature and not intended to be a complete discussion of the applicable laws pertaining to a Plan’s or Non-ERISA Arrangement’s decision to invest and is not intended to be legal advice. In addition, the following discussion is based on the applicable law and regulations in effect as of the date of this prospectus supplement, and nothing herein shall be construed as an obligation to update this summary as a result of any changes in the applicable law or regulations. Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the Notes. References herein to the purchase, holding or disposition of Notes also refer to the purchase, holding or disposition of any beneficial interest in the Notes.
A Plan fiduciary should consider whether an investment in the Notes satisfies the requirements set forth in Part 4 of Subtitle B of Title I of ERISA, including the requirements that (a) the investment satisfy the prudence and diversification standards of ERISA, (b) the investment be solely in the interests of the participants and beneficiaries of the Plan, (c) the investment be permissible under the terms of the Plan’s investment policies and governing instruments and (d) the investment be for the exclusive purpose of providing benefits to the participants and beneficiaries of the Plan and defraying the reasonable expenses of administering the Plan. In determining whether an investment in the Notes is prudent for ERISA purposes, a Plan fiduciary should consider all relevant facts and circumstances, including, without limitation, the limitations imposed on transferability, whether the investment provides sufficient liquidity in light of the foreseeable needs of the Plan, the tax consequences of the investment and whether the investment is reasonably designed, as part of the Plan’s portfolio, to further the Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. A fiduciary of a Non-ERISA Arrangement should consider whether an investment in the Notes satisfies its obligations under Similar Laws.
In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under applicable law or an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We believe that the Notes will be treated as indebtedness without substantial equity features for purposes of the plan asset regulations (although we make no assurances to that effect). This assessment is based upon the traditional debt features of the Notes (although by no means free from doubt). Accordingly, we believe that our assets should not be treated as plan assets under the plan asset regulations as a result of investment in the Notes by Plans. Nevertheless, without regard to whether the Notes may be treated as debt for ERISA purposes, we, the underwriter and our and the underwriter’s current and future affiliates may be parties in interest with respect to many Plans and the purchase, holding or disposition of the Notes by or on behalf of, or with the assets of, such Plans could be considered to give rise to a non-exempt direct or indirect prohibited transaction under ERISA, Section 4975 of the Code or Similar Law. Thus, a Plan fiduciary considering an investment in securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or Similar Law. For example, the Notes may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under applicable law or an applicable exemption.
In this regard, each prospective purchaser that is, or is acting on behalf of or with the assets of, a Plan, and proposes to purchase Notes, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23); (B) the insurance company general account exemption (PTCE 95-60); (C) the bank collective investment fund exemption (PTCE 91-38); (D) the insurance company pooled separate account exemption (PTCE 90-1); and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of Notes, provided that neither the issuer of the Notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurances, however, that any of these statutory or class exemptions will be available with respect to transactions involving the Notes or with respect to any particular Plan.
Each purchaser or holder of a Note, and each fiduciary who causes any entity to purchase or hold a Note, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such Notes, that either: (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding Notes on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase, holding and subsequent disposition of such Notes shall not constitute or result in (A) the purchase, holding or disposition of an impermissible or imprudent investment, (B) a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law; or (C) a breach of fiduciary or other duty or applicable law.
Each purchaser or holder of a Note will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Note does not violate ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the Notes would meet any or all of the relevant legal requirements with respect to investments by, or that an investment in the Notes is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

UNDERWRITING
We have entered into an underwriting agreement dated            , 2016 with Sandler O’Neill & Partners, L.P., as representative of the underwriters named therein, with respect to the Notes being offered pursuant to this prospectus supplement. Subject to certain conditions, the underwriters named below have agreed, severally and not jointly, to purchase that portion of the aggregate principal amount of Notes in this offering listed next to their respective names in the table below:
Underwriters	Amount of Securities
Sandler O’Neill & Partners, L.P.	$
Brean Capital LLC
Total	$
Notes sold by the underwriters to the public initially will be offered at the public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the public offering price of up to          % of the principal amount of Notes. If all the Notes are not sold at the public offering price, the underwriters may change such offering price and the other selling terms. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We expect that delivery of the Notes will be made to investors on or about            , 2016, which will be the third business day following the date of pricing of the Notes (such settlement being referred to as “T+3”).
The following table shows the per Note and total underwriting discounts we will pay the underwriters:
Per Note		%
Total	$
We estimate that our total expenses of the offering, excluding underwriting discounts, will be approximately $               . We have also agreed to reimburse the underwriters for certain of their fees and expenses.
No Sales of Similar Securities
We have agreed, for a period from the date of the underwriting agreement through and including the closing date of the offering, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any debt securities that are issued or guaranteed by us and have a tenor of more than one year, without the prior written consent of the underwriters, other than the Notes.
No Public Trading Market
There is currently no public trading market for the Notes. In addition, we have not applied and do not intend to apply to list the Notes on any securities exchange or to have the Notes quoted on a quotation system. The underwriters have advised us that they intend to make a market in the Notes. However, neither underwriter is obligated to do so and may discontinue any market-making in the Notes at any time in its sole discretion. Therefore, we cannot assure you that a liquid trading market for the Notes will develop, that you will be able to sell your Notes at a particular time, or that the price you receive when you sell will be favorable. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the credit ratings for the Notes, our operating performance and financial condition, general economic conditions and other factors.
Price Stabilization, Short Positions
In connection with this offering of the Notes, each underwriter may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing, or maintaining the price of the Notes. Stabilizing transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. If an underwriter engages in stabilizing transactions, it may discontinue them at any time.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriters make any representation that either underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
Each of the underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, each of the underwriters and its affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any underwriter or any of its affiliates has a lending relationship with us, they may hedge their credit exposure to us consistent with their customary risk management policies. Such underwriter and its affiliates could hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. Each of the underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
Legal Matters
Certain legal matters relating to the Notes offered by this prospectus supplement will be passed upon by Alston & Bird LLP, Atlanta, Georgia. The validity of the Notes will be passed upon for the underwriters by Holland & Knight LLP, Denver, Colorado.
Experts
The consolidated financial statements incorporated in this prospectus supplement by reference from the Southside’s Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of Southside Bancshares, Inc.’s and subsidiaries’ internal control over financial reporting have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS
Common Stock
Warrants
Senior Debt Securities
Subordinated Debt Securities
Purchase Contracts
Units
By this prospectus, we may offer and sell from time to time, in one or more offering: shares of our common stock; warrants to purchase shares of our common stock, senior debt securities and subordinated debt securities; senior debt securities; subordinated debt securities; purchase contracts relating to the purchase or sale of securities, currencies or commodities; and units consisting of two or more of the foregoing.
We will provide specific terms of each issuance of these securities in supplements to this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of securities, the prospectus supplement will set forth any applicable commission or discounts. See “Plan of Distribution” for a general description of the manner in which we may sell the securities described in this prospectus. In addition, certain selling shareholders may sell shares of our common stock, from time to time, together or separately, on terms described in the applicable prospectus supplement. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference, before you decide to invest in the securities described in the applicable prospectus supplement.
Each time that we or any selling shareholders sell securities using this prospectus, we or any selling shareholders may provide a prospectus supplement and attach it to this prospectus. Any such prospectus supplement will contain more specific information about the offering and the securities being offered, including the names of any selling shareholders, if applicable, the prices and our net proceeds from the sales of those securities. The prospectus supplement may also add, update or change information contained in this prospectus.
Our common stock is listed on the NASDAQ Global Select Market under the symbol “SBSI.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
Investing in our securities involves risk. You should carefully consider the information referred to under the heading “Risk Factors” beginning on page 5 before you invest in our securities.
Any securities offered by this prospectus and accompanying prospectus supplement will not be savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, or the FDIC, the Bank Insurance Fund or any other government agency or instrumentality.
None of the Securities and Exchange Commission, the FDIC, the Board of Governors of the Federal Reserve System, or the Federal Reserve, or any state securities commission or any other federal regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 12, 2016

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC or Commission, using a “shelf” registration process. Under this shelf registration process, we and/or certain selling shareholders may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and/or certain selling shareholders may offer. Each time we and/or certain selling shareholders offer to sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement. It is important for you to consider the information contained in this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”
Unless we state otherwise or the context otherwise requires, references in this prospectus to “the Company,” “we,” “us,” and “our” refer to the combined entities of Southside Bancshares, Inc. and its subsidiaries. The words “Southside” and “Southside Bancshares” refer to Southside Bancshares, Inc. The words “Southside Bank” and “the Bank” refer to Southside Bank. “SFG” refers to SFG Finance, LLC (formerly Southside Financial Group, LLC), which was a wholly-owned subsidiary of the Bank as of July 15, 2011. SFG is consolidated in our financial statements and was dissolved in April 2015. “Omni” refers to OmniAmerican Bancorp, Inc., a bank holding company acquired by Southside on December 17, 2014.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement with the SEC, of which this prospectus is a part, with respect to the securities being offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. We refer you to the registration statement and the exhibits and schedules thereto for further information. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit are qualified in all respects by reference to the actual text of the exhibit.
You may read and copy the registration statement, including the exhibits and schedules to the registration statement, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC and from which you can electronically access the registration statement, including the exhibits and schedules to the registration statement.
We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above.
Our common stock is listed on the NASDAQ Global Select Market under the symbol “SBSI,” and all such reports, proxy statements and other information filed by us with NASDAQ may be inspected at the NASDAQ Stock Market, Inc., Reports Section, 1735 K Street N.W., Washington, D.C. 20006.
We also maintain an Internet site where you can find additional information. The address of our Internet site is http://www.southside.com. All internet addresses provided in this prospectus or in any accompanying prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our Internet website, or any other Internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or any accompanying prospectus supplement or other offering materials.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus from the date of filing those documents. Any reports filed by us with the SEC on or after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We have filed the documents listed below with the SEC under the Exchange Act, and these documents are incorporated herein by reference (other than information in such documents that is furnished and not deemed to be filed):
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Our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 8, 2016;

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, filed with the SEC on April 29, 2016 and July 29, 2016, respectively;

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Our Current Reports on Form 8-K, filed with the SEC on March 18, 2016, April 20, 2016, May 16, 2016 and June 15, 2016;

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Those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 22, 2016 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015; and

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The description of our common stock contained in our Registration Statement filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934, or the Exchange Act, including any amendment or report filed for purposes of updating such description.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates (other than information in such documents that is furnished and not deemed to be filed) shall also be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of those documents.
We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than the exhibits to such documents which are not specifically incorporated by reference therein). We will provide this information at no cost to the requester upon written or oral request to Southside Bancshares, Inc., Attn: Secretary, 1201 South Beckham Avenue, Tyler, Texas, 75701; Tel.: (877) 639-3511.
You should rely only on the information incorporated by reference or set forth in this prospectus or any prospectus supplement. Neither we nor any underwriters, dealers or agents have authorized anyone else to provide you with additional or different information. We and the selling shareholders, if any, are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any other offering material or any document incorporated by reference is accurate as of any date other than the dates on the front of those documents.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements contained or incorporated by reference in this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the financial condition, results of operations, earnings outlook and business plans, goals, expectations and prospects of Southside. Words such as “anticipate,” “believe,” “feel,” “expect,” “estimate,” “indicate,” “seek,” “strive,” “plan,” “intend,” “outlook,” “forecast,” “project,” “position,” “target,” “mission,” “contemplate,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions often identify forward-looking statements.
These forward-looking statements are predicated on the beliefs and assumptions of management based on information known to management as of the date of this prospectus and do not purport to speak as of any other date. Forward-looking statements may include forecasts of revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries; any statements of the plans and objectives of management for future or past operations; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing.
The forward-looking statements contained or incorporated by reference in this prospectus reflect the view of management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, actual results could differ materially from those anticipated by the forward-looking statements or historical results. Such risks and uncertainties include, among others, the following possibilities:
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use of proceeds from any sale of securities by us;

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general economic conditions, either globally, nationally, in the State of Texas, or in the specific markets in which we operate, including, without limitation, the deterioration of the commercial real estate, residential real estate, construction and development, energy, oil and gas, credit and liquidity markets, which could cause an adverse change in our net interest margin, or a decline in the value of our assets, which could result in realized losses;

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current or future legislation, regulatory changes or changes in monetary or fiscal policy that adversely affect the businesses in which we are engaged, including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Federal Reserve’s actions with respect to interest rates, the capital requirements promulgated by the Basel Committee on Banking Supervision and other regulatory responses to current economic conditions;

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adverse changes in the status or financial condition of the Government-Sponsored Enterprises (the “GSEs”) impacting the GSEs’ guarantees or ability to pay or issue debt;

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adverse changes in the credit portfolio of other U.S. financial institutions relative to the performance of certain of our investment securities;

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economic or other disruptions caused by acts of terrorism in the United States, Europe or other areas;

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changes in the interest rate yield curve such as flat, inverted or steep yield curves, or changes in the interest rate environment that impact interest margins and may impact prepayments on the mortgage-backed securities (“MBS”) portfolio;

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increases in our nonperforming assets;

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our ability to maintain adequate liquidity to fund operations and growth;

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the failure of our assumptions underlying allowance for loan losses and other estimates;

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execution of future acquisition, reorganization or disposition transactions including without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings and other anticipated benefits from such transactions;

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unexpected outcomes of, and the costs associated with, existing or new litigation involving us;

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changes impacting our balance sheet and leverage strategy;

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risks related to actual mortgage prepayments diverging from projections;

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risks related to U.S. agency MBS prepayments increasing due to U.S. government programs designed to assist homeowners to refinance their mortgage that might not otherwise have qualified;

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our ability to monitor interest rate risk;

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risks related to the price per barrel of crude oil;

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significant increases in competition in the banking and financial services industry;

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changes in consumer spending, borrowing and saving habits;

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technological changes, including potential cyber-security incidents;

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our ability to increase market share and control expenses;

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our ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by our customers;

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the effect of changes in federal or state tax laws;

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the effect of compliance with legislation or regulatory changes;

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the effect of changes in accounting policies and practices;

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credit risks of borrowers, including any increase in those risks due to changing economic conditions;

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risks related to loans secured by real estate, including the risk that the value and marketability of collateral could decline; and

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other risks and uncertainties detailed from time to time in Southside’s SEC filings.

Any forward-looking statements made in this prospectus or in any documents incorporated by reference into this prospectus, are subject to the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus. Southside does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made, unless otherwise required by law. All subsequent written and oral forward-looking statements attributable to Southside or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus.

SOUTHSIDE BANCSHARES, INC.
Southside Bancshares, Inc., incorporated in Texas in 1982, is a bank holding company for Southside Bank, a Texas state bank headquartered in Tyler, Texas that was formed in 1960. We operate through 60 banking centers, 18 of which are located in grocery stores, and 25 motor bank facilities.
At June 30, 2016, Southside had total assets of  $5.04 billion, total loans of  $2.38 billion, deposits of $3.57 billion and shareholders’ equity of  $472.3 million. Southside has paid a cash dividend every year since 1970 (including dividends paid by Southside Bank prior to the incorporation of Southside Bancshares). On May 5, 2016, Southside’s board of directors declared a 5% stock dividend to holders of record of common stock as of May 31, 2016, which was paid on June 28, 2016.
We are a community-focused financial institution that offers a full range of financial services to individuals, businesses, municipal entities, and nonprofit organizations in the communities that we serve. These services include consumer and commercial loans, deposit accounts, trust services, safe deposit services and brokerage services.
Our consumer loan services include 1-4 family residential loans, home equity loans, home improvement loans, automobile loans and other installment loans. Commercial loan services include short-term working capital loans for inventory and accounts receivable, short and medium-term loans for equipment or other business capital expansion, commercial real estate loans and municipal loans. We also offer construction loans for 1-4 family residential and commercial real estate.
We offer a variety of deposit accounts with a wide range of interest rates and terms, including savings, money market, interest and noninterest bearing checking accounts and certificates of deposit. Our trust services include investment management, administration and advisory services, primarily for individuals and, to a lesser extent, partnerships and corporations. At June 30, 2016, our trust department managed approximately $894.2 million of trust assets.
Our business strategy includes evaluating expansion opportunities through acquisitions of financial institutions in market areas that could complement our existing franchise. We generally seek merger partners that are culturally similar, have experienced management and possess either significant market presence or have potential for improved profitability through financial management, economies of scale and expanded services. During 2014, we acquired OmniAmerican Bancorp, Inc., a bank holding company traded on the NASDAQ Global Market and the holding company for OmniAmerican Bank, a federal savings association, headquartered in Fort Worth, Texas.
We and our subsidiaries are subject to comprehensive regulation, examination and supervision by the Federal Reserve Board, the Texas Department of Banking, and the FDIC, and are subject to numerous laws and regulations relating to their operations, including, among other things, permissible activities, capital adequacy, reserve requirements, standards for safety and soundness, internal controls, consumer protection, anti-money laundering, and privacy and data security.
Southside’s headquarters are located at 1201 South Beckham Avenue, Tyler, Texas 75701, and our telephone number is (903) 531-7111. Our website can be found at http://www.southside.com. The contents of our website are not incorporated into this prospectus.
RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which descriptions are incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information,” above for information about how to obtain a copy of these documents. Additional risks related to our securities may also be described in a prospectus supplement.

USE OF PROCEEDS
We intend to use the net proceeds from our sales of the securities for general corporate purposes, unless otherwise set forth in the applicable prospectus supplement.
We will not receive any proceeds from the resale of shares of common stock by selling shareholders under this prospectus or any prospectus supplement.

SELECTED FINANCIAL DATA
The following selected financial information for the fiscal years ended December 31, 2011 through December 31, 2015 is derived from our audited consolidated financial statements. The consolidated financial information as of and for the six months ended June 30, 2016 is derived from our unaudited consolidated financial statements and, in the opinion of our management, reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of these data for those dates. The selected consolidated income data for the six months ended June 30, 2016 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2016. You should not assume the results of operations for any past periods indicate results for any future period. You should read this information in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2015, and in our Quarterly Report on Form 10-Q for the six months ended June 30, 2016, each of which are incorporated by reference into this prospectus. See “Where You Can Find More Information.” The per common share data below has been adjusted to give retroactive recognition to stock dividends.
	As of and for the Six Months Ended June 30, 2016	As of and for the Years Ended December 31,
		2015	2014(1)	2013	2012	2011
	(in thousands, except per share data)
Balance Sheet Data:
Investment Securities	$692,072	$752,135	$695,529	$728,981	$618,716	$284,452
Mortgage-backed Securities	1,509,188	1,492,653	1,395,498	1,115,827	1,051,898	1,729,516
Loans, Net of Allowance for Loan Losses	2,369,413	2,412,017	2,167,841	1,332,396	1,242,392	1,068,690
Total Assets	5,035,005	5,162,076	4,807,261	3,445,663	3,237,403	3,303,817
Deposits	3,570,249	3,455,407	3,374,417	2,527,808	2,351,897	2,321,671
Long-term Obligations	559,148	562,592	660,363	559,660	429,408	321,035
Shareholders’ Equity	472,300	444,062	425,243	259,518	257,763	258,927
Income Statement Data:
Interest Income	$84,101	$154,532	$123,778	$119,602	$116,020	$131,038
Interest Expense	13,105	19,854	16,956	17,968	26,895	35,631
Provision for Loan Losses	6,084	8,343	14,938	8,879	10,736	7,496
Deposit Service Income	10,184	20,112	15,280	15,560	15,433	15,943
Net Gain on Sale of Securities Available for Sale	3,169	3,660	2,830	8,472	17,966	11,795
Noninterest Income	20,966	37,895	24,489	35,245	40,021	35,322
Noninterest Expense	55,222	112,954	97,704	81,713	76,107	72,348
Net Income Attributable to Southside Bancshares, Inc.	24,911	43,997	20,833	41,190	34,695	39,133
Per Share Data:
Earnings Per Common Share:
Basic	$0.94	$1.65	$0.99	$1.99	$1.65	$1.86
Diluted	0.94	1.65	0.99	1.99	1.65	1.86
Cash Dividends Paid Per Common Share	0.47	1.00	0.96	0.91	1.11	0.90
Book Value Per Common Share	17.99	16.66	16.00	12.51	12.43	12.30

(1)
We completed the acquisition of Omni on December 17, 2014. Accordingly, our balance sheet data as of December 31, 2014 reflects the effects of the acquisition of Omni. Income statement data with respect to Omni includes only the results of Omni’s operations for December 17 – December 31, 2014.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
Our consolidated ratios of earnings to fixed charges (from continuing operations) for each of the periods shown are as follows:
	Six Months Ended June 30, 2016	Year Ended December 31,
		2015	2014	2013	2012	2011
Ratio of Earnings to Fixed Charges
Excluding interest on deposits	5.8	6.2	3.1	5.7	3.6	3.5
Including interest on deposits	3.3	3.6	2.1	3.6	2.6	2.4
For purposes of computing the foregoing ratios, earnings represent continuing operations income (loss) before applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), amortization of capitalized expenses related to indebtedness, and the proportion deemed representative of the interest factor of rent expense. Fixed charges, including interest on deposits, include all interest expense, amortization of capitalized expenses related to indebtedness, and the proportion deemed representative of the interest factor of rent expense.

DESCRIPTION OF CAPITAL STOCK
The following descriptions are summaries of the material terms of our Restated Certificate of Formation and Amended and Restated Bylaws and include all material information with respect to our capital stock. Reference is made to the more detailed provisions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which will be filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law. See “Where You Can Find More Information.”
General
Our Restated Certificate of Formation authorizes us to issue up to 40,000,000 shares of common stock, par value $1.25 per share.
As of September 7, 2016, there were 26,276,812 shares of common stock outstanding, approximately 796,000 shares issuable upon exercise of outstanding stock options and approximately 72,000 shares issuable upon the vesting of restricted stock units.
Common Stock
Voting Rights
Each holder of shares of Southside common stock is entitled to one vote for each share held on all questions submitted to a vote at a meeting of shareholders. Holders of shares of Southside common stock do not have cumulative voting rights in the election of directors.
Election of our directors requires the approval by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a shareholder meeting at which a quorum is present. Other matters (other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by Texas law or the restated certificate of formation) require approval by the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, or expressly abstained from voting with respect to, the matter at a shareholder meeting at which a quorum is present.
Our restated certificate of formation provides for the election of directors to three classes, as nearly equal in number as possible, to hold office for staggered terms. Directors elected to each class shall hold office until the expiration of the three-year term applicable to the class of directorship to which the respective director is elected and until their successors are elected and qualified, or they shall hold office until death or retirement or until resignation or removal in the manner provided in our amended and restated bylaws. This helps ensure the continuity of our board of directors and effectively makes it more difficult for potential acquirers of Southside to acquire control of us through control of our board of directors.
Dividends
Our board of directors may declare, at its discretion, dividends payable in cash, property or shares of Southside, subject to our restated certificate of formation and to the extent permitted by applicable law.
Liquidation
Subject to the prior rights of our creditors, in the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders.
Preemptive Rights
Holders of shares of our common stock do not have preemptive rights. Preemptive rights are the priority right to buy additional shares if we issue more shares in the future. Therefore, if additional shares are issued by us without the opportunity for existing shareholders to purchase more shares, a shareholder’s ownership interest in us may be subject to dilution.

Listing
Our common stock is listed on the NASDAQ Global Select Market under the symbol “SBSI.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Investor Services.
Certain Provisions of Texas Law and Certain Charter and By-law Provisions
The following sets forth certain provisions of the Texas Business Organizations Code, or the TBOC, and our Restated Certificate of Formation and Amended and Restated Bylaws.
Shareholder Meetings
Our Amended and Restated Bylaws provide that special meetings of the shareholders may be called by our President and shall be called by our President or Secretary at the request in writing of a majority of our board of directors, or at the request in writing of Southside shareholders owning not less than 10% of all the shares entitled to vote at the meeting. A request for a special meeting must state the purpose of the proposed meeting. Business transacted at a special meeting shall be limited to the purposes stated in the notice of such meeting.
Action by Shareholders without a Meeting
The TBOC permits shareholder action by unanimous written consent. Our Amended and Restated Bylaws provide that shareholders have the authority to take any action by unanimous written consent.
No Cumulative Voting
The TBOC provides that a corporation may limit or prohibit a shareholder’s right to cumulate votes in the election of directors pursuant to its certificate of formation. Our Restated Certificate of Formation prohibits cumulative voting in the election of directors.
Director Removal
Our Bylaws provide that any or all of our directors may be removed from office, for cause only, by a majority shareholder vote.
Classified Board and Term of Directors
Our Restated Certificate of Formation provides for the election of directors to three classes, as nearly equal in number as possible, to hold office for staggered terms. Directors elected to each class shall hold office until the expiration of the three-year term applicable to the class of directorship to which the respective director is elected and until their successors are elected and qualified, or they shall hold office until death or retirement or until resignation or removal in the manner provided in our Amended and Restated Bylaws.
Requirements for Advance Notification of Shareholder Nominations and Proposals
Our Amended and Restated Bylaws set forth advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board of Directors or its committees.
Texas Business Combination Statute
We are subject to the affiliated business combinations provisions of Chapter 21, Subchapter M of the TBOC (Sections 21.601 through 21.610), which provide that a Texas corporation may not engage in certain business combinations, including mergers, share exchanges and asset sales, with a person, or an affiliate or associate of such person, who is an “Affiliated Shareholder” (generally defined as the holder of 20% or more of the corporation’s voting shares) for a period of three years from the date such person became an Affiliated Shareholder unless: (1) the business combination or purchase or acquisition of shares made by the Affiliated Shareholder was approved by the board of directors of the corporation before the Affiliated Shareholder became an Affiliated Shareholder or (2) the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the Affiliated Shareholder or an affiliate or associate of the Affiliated Shareholder, at a meeting of shareholders called for that purpose (and not by written consent), not less than six months after the Affiliated Shareholder became an Affiliated Shareholder.
Neither our Restated Certificate of Formation nor our Amended and Restated Bylaws contain any provision expressly providing that we will not be subject to the affiliated business combinations provisions of the TBOC. The affiliated business combinations provisions of the TBOC may have the effect of inhibiting a non-negotiated merger or other business combination involving Southside, even if such event(s) would be beneficial to our shareholders.
Limitations on Liability and Indemnification of Directors and Officers
Our Restated Certificate of Formation limits the liability of our directors to the fullest extent permitted by Texas statutory or decisional law. The TBOC currently prohibits the elimination of personal liability for (1) a breach of the director’s duty of loyalty, (2) acts or omissions not in good faith that (a) constitute a breach of the director’s duty to the corporation or (b) involve intentional misconduct or a knowing violation of law, (3) any transaction from which the director derived an improper personal benefit, or (4) acts or omissions for which the liability of a director is expressly provided by an applicable statute.

DESCRIPTION OF WARRANTS
This section describes the general terms and provisions of the warrants that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.
We may issue warrants for the purchase of common stock, debt securities, other securities or any combination of these securities. Securities warrants may be issued independently or together with any other securities offered by this prospectus and any accompanying prospectus supplement and may be attached to or separate from such other securities. Each issuance of the warrants will be issued under a separate securities warrant agreement to be entered into by us and a bank or trust company, as securities warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. Each issue of warrants will be evidenced by warrant certificates. The securities warrant agent will act solely as an agent of ours in connection with the securities warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holder of securities warrant certificates or beneficial owners of warrants.
If we offer warrants pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such warrants, including the following, where applicable:
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the offering price at which we will issue the warrants;

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the total number of warrants;

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any applicable anti-dilution provisions to adjust the number of shares to be delivered upon exercise of warrants to purchase common stock;

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the designation and terms of the securities with which the warrants are being offered, if any, the number of the warrants being offered with each security, and the number of shares purchasable upon exercise of the warrants;

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the price at which investors may purchase the underlying securities purchasable upon exercise of the warrants, as well as related adjustment provisions affecting that exercise price;

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the date on and after which the warrants and any related securities will be transferable separately;

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the dates on which the right to exercise the warrants shall commence and expire;

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federal income tax considerations; and

•
any other material terms of the warrants.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon the exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon the exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock will not have any rights of holders of the common stock purchasable upon the exercise and will not be entitled to dividend payments, if any, or voting rights of the common stock purchasable upon the exercise.

DESCRIPTION OF SENIOR AND SUBORDINATED DEBT SECURITIES
We may offer from time to time debt securities in the form of either senior debt securities or subordinated debt securities. Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. We will issue debt securities under one or more separate indentures between us and a trustee to be identified in the applicable prospectus supplement.
The following summary of the general terms and provisions of the indenture is not complete (the text below refers to both indentures as the form of  “indenture”). Forms of indentures for senior indebtedness and subordinated indebtedness are included as exhibits to the registration statement of which this prospectus forms a part. The indentures are substantially identical except as described below under “Subordinated Debt Securities” in this section. You should read the indentures for provisions that may be important to you.
When we offer to sell a particular series of debt securities, the prospectus supplement will describe the specific terms of the series, and it will also address whether the general terms and provisions described below apply to the particular series of debt securities. Capitalized terms used in the summary have the meanings specified in the forms of indenture.
General
Unless otherwise provided in a supplemental indenture, our board of directors will set the particular terms of each series of debt securities, which will be described in a prospectus supplement relating to such series. We can issue an unlimited amount of debt securities under the indenture, in one or more series with the same or various maturities, at par, at a premium or at a discount. Among other things, the prospectus supplement relating to a series of debt securities being offered will address the following terms of the debt securities:
•
the title of the debt securities;

•
the price(s), expressed as a percentage of the principal amount, at which we will sell the debt securities;

•
whether the debt securities will be senior or subordinated, and, if subordinated, any such provisions that are different from those described below under “Subordinated Debt Securities;”

•
any limit on the aggregate principal amount of the debt securities;

•
the date(s) when principal payments are due on the debt securities;

•
the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;

•
the place(s) where principal of, premium and interest on the debt securities will be payable;

•
provisions governing redemption of the debt securities, including any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;

•
the denominations in which the debt securities will be issued, if other than minimum denominations of  $1,000 and any integral multiple in excess thereof;

•
whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•
the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•
any additional or modified events of default from those described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture;

•
any additional or modified covenants from those described in this prospectus or in the indenture with respect to the debt securities;

•
any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•
any other specific terms of such debt securities.

In addition, we may issue convertible debt securities. Any conversion provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. To the extent applicable, conversion may be mandatory, at the option of the holder or at our option, in which case the number of shares of common or preferred stock to be received upon conversion would be calculated as of a time and in the manner stated in the prospectus supplement.
The applicable prospectus supplement will provide an overview of the U.S. federal income tax considerations and other special considerations applicable to any debt securities we offer for sale.
Transfer and Exchange
As described in the applicable prospectus supplement, each debt security will be represented by either a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) or one or more global securities registered in the name of a depositary, or its nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), in the aggregate principal amount of the series of debt securities. Except as described below under the heading “Global Debt Securities and Book-Entry System,” book-entry debt securities will not be certificated.
Certificated Debt Securities
You can transfer certificated debt securities (and the right to receive the principal of, premium and interest thereon) only by surrendering the certificate representing those certificated debt securities. Either we or the trustee will reissue the existing certificate, or issue a new certificate, to the new holder.
You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. There is no service charge, but we may require payment of a sum sufficient to cover any taxes or other governmental charges payable in connection with a transfer or exchange.
Global Debt Securities and Book-Entry System
Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, The Depository Trust Company (which we refer to below as “DTC” or the “depositary”), as the depositary, and registered in its (or its nominee’s) name. DTC is a limited-purpose trust company and a “banking organization” organized under New York law, a member of the Federal Reserve System, a “clearing corporation” within in the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. We understand that DTC intends to follow the following procedures with respect to book-entry debt securities.
Ownership of beneficial interests in book-entry debt securities will be limited to “participants” or persons that may hold interests through participants (sometimes called “indirect participants”). A participant is a person having an account with the depositary for the related global debt security, typically broker-dealers, banks, trust companies, clearing corporations and certain other organizations. Upon the issuance of a global debt security, the depositary will credit the participants’ accounts on its book-entry registration and transfer system with the respective principal amounts of the book-entry debt securities owned by such participants; the depositary will have no knowledge of the underlying beneficial owners of the book-entry debt securities owned by participants. Any dealers, underwriters or agents participating in the distribution of the book-entry debt securities will designate accounts to be credited. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of indirect participants). Some states may legally require certain purchasers to take physical delivery of such securities, which may impair your ability to own, transfer or pledge beneficial interests in book-entry debt securities.
So long as DTC (or its nominee) is the registered owner of a global debt security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. This means that, except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names or to receive physical delivery of a certificate in definitive form nor will such beneficial owners be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture each person beneficially owning book-entry debt securities must rely on DTC’s procedures for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest. As a beneficial owner of book-entry debt securities, information regarding your holdings will come through the participant, or indirect participant, through which you own such securities.
Notwithstanding the above, under existing industry practice, the depositary may authorize persons on whose behalf it holds a global debt security to exercise certain of a holder’s rights. For purposes of obtaining any consents or directions required to be given by holders of the debt securities under the indenture, we, the trustee and our respective agents will treat DTC as the holder of a debt security and/or any persons specified in a written statement of the depositary with respect to that global debt security.
All payments of principal of, and premium and interest on, book-entry debt securities will be paid to DTC (or its nominee) as the registered holder of the related global debt security, and any redemption notices will be sent directly to DTC. Neither we, the trustee nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests. We expect DTC, upon receipt of any payment of principal of, premium or interest on a global debt security, to immediately credit participants’ accounts with payments ratably according to the respective amounts of book-entry debt securities held by each participant. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, similar to those for securities held in “street name.”
We will issue certificated debt securities in exchange for each global debt security if the depositary at any time cannot or will not continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days. In addition, we may at any time and in our sole discretion decide not to have the book-entry debt securities represented by global debt securities; in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. If an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing, holders may exchange global debt securities for certificated debt securities.
We have obtained the foregoing information concerning DTC and its book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions affording holders of the debt securities protection, such as prior consent or acceleration rights, in the event we agree to a change in control or a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.

Covenants
The applicable prospectus supplement will describe any restrictive covenants applicable to any debt securities we offer for sale.
Consolidation, Merger and Sale of Assets
We may not consolidate or merge with, or sell or lease all or substantially all of our properties and assets to, any person, which we refer to as a “successor,” unless:
•
we are the surviving corporation or the successor (if not us) is a corporation organized and existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•
immediately after giving effect to the transaction, no event of default, and no event which after the giving of notice or lapse of time or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•
certain other conditions are met.

Events of Default
For any series of debt securities, in addition to any event of default described in the prospectus supplement applicable to that series, an event of default will include the following events:
•
default in the payment when due of any interest on any debt security of that series, and continuance of such default for a period of 30 days (unless we deposit the entire amount of such payment with the trustee or with a paying agent prior to the expiration of such 30-day period);

•
default in the payment when due of principal of any debt security of that series;

•
default in the deposit when due of any sinking fund payment in respect of any debt security of that series;

•
default in the performance or breach of any other covenant or warranty in the indenture that applies to such series, which default continues (without such default or breach having been waived in accordance with the provisions of the indenture) for a period of 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

•
certain events of bankruptcy, insolvency or reorganization involving us.

The applicable prospectus supplement will explain whether or not an event of default with respect to one series of debt securities will constitute a cross-default with respect to any other series of debt securities (except that certain events of bankruptcy, insolvency or reorganization will always constitute cross-defaults).
If an event of default with respect to any outstanding debt securities occurs and is continuing, then the trustee or the holders of 25.0% in aggregate principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. Such acceleration is automatic (without any notice required) in the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization. Following acceleration, payments on our subordinated debt securities, if any, will be subject to the subordination provisions described below under “Subordinated Debt Securities.” At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
The indenture provides that the trustee will be under no obligation to exercise any rights or powers under the indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•
that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•
the holders of at least a majority in principal amount of the outstanding debt securities of that series have requested the trustee in writing (and offered reasonable indemnity to the trustee) to institute the proceeding (and have not subsequently given contrary instructions), and the trustee has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
Under the indenture we must furnish the trustee a statement as to compliance with the indenture within 120 days after the end of our fiscal year. The indenture provides that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interests of the holders of those debt securities.
Modification and Waiver
We may amend or supplement the indenture or a series of debt securities if the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments consent thereto. We may not make any amendment or waiver without the consent of the specific holder of an affected debt security then outstanding if that amendment or waiver will:
•
reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•
reduce the rate of, or extend the time for payment of, interest (including default interest) on any debt security;

•
reduce the principal or change the stated maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•
reduce the principal amount of discount securities payable upon acceleration of maturity;

•
waive a default or event of default in the payment of the principal of or interest, if any, on any debt security (except a rescission of acceleration by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•
make the principal of or interest, if any, on any debt security payable in any currency other than that stated in the debt security;

•
make any change to certain provisions of the indenture relating to, among other things, holders’ rights to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•
waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive any past default under the indenture with respect to that series and its consequences, except a payment default or a default of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance
We may deposit with the trustee, in trust, cash or U.S. government securities in an amount that, which through the payment of interest and principal in accordance with their terms, will provide, not later than one day before the due date of any payment of money, an amount in cash, which is sufficient in the opinion of our independent public accountants to make all payments of principal and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for such payments in accordance with the terms of the indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of debt securities, we will be discharged from any and all obligations in respect of the debt securities of such series (except for obligations relating to the transfer or exchange of debt securities and the replacement of stolen, lost or mutilated debt securities and relating to maintaining paying agencies and the treatment of funds held by paying agents and certain rights of the trustee and our obligations with respect thereto). However, this discharge may occur only if, among other things, we have delivered to the trustee a legal opinion stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants
Under the indenture (and unless otherwise provided by the terms of the applicable series of debt securities), upon making the deposit and delivering the legal opinion described in “Legal Defeasance” above, we will not need to comply with the covenants described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.
Covenant Defeasance and Events of Default
If we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.
The Trustee
The indentures limit the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims. The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities
The indenture will govern the extent to which payment on any subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.
Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of principal and interest on subordinated debt securities will be subordinated to the prior payment in full of all senior indebtedness in cash or other payment satisfactory to the holders of such senior indebtedness. If subordinated debt securities are accelerated because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness of any acceleration of payment of the subordinated debt securities.
We may not make any payment on the subordinated debt securities, including upon redemption (whether at the holder’s or our option) if:
•
a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of any senior indebtedness occurs and is continuing beyond any applicable grace period (called a “payment default”); or

•
a default (other than a payment default) with respect to designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities, in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and, in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived and 179 days after the date on which the payment blockage notice is received, if the maturity of the designated senior indebtedness has not been accelerated, unless the indenture otherwise prohibits such payment or distribution at the time of such payment or distribution.
No new payment blockage notice may be given unless and until 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments, premium, if any, and interest on the debt securities that have come due have been paid in full in cash. A non-payment default existing or continuing on the date of delivery of any payment blockage notice cannot be the basis for any later payment blockage notice.
If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the foregoing subordination provisions, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.
In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.
The indenture does not prohibit us from incurring debt, including senior indebtedness. We may from time to time incur additional debt, including senior indebtedness.
We are obligated to pay reasonable compensation to the trustee, reimburse the trustee for reasonable expenses and to indemnify the trustee against certain losses, liabilities or expenses it incurs in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee and will not be subject to subordination.

Certain Definitions
“Indebtedness” means:
(1)
all indebtedness, obligations and other liabilities (contingent or otherwise) for borrowed money (including our obligations in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such person or to only a portion thereof) (other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services);

(2)
all reimbursement obligations and other liabilities (contingent or otherwise) with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)
all obligations and liabilities (contingent or otherwise) in respect of leases required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on our balance sheet;

(4)
all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease of real property which contractually obligates us to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such person under such lease or related document to purchase or to cause a third party to purchase such leased property;

(5)
all obligations (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(6)
all direct or indirect guaranties or similar agreements in respect of, and obligations or liabilities (contingent or otherwise), to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7)
any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which we own or hold, regardless of whether the indebtedness or other obligation secured thereby shall be assumed by us; and

(8)
any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“Senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, additional amounts, if any, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. Senior indebtedness does not include:
•
indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities; and

•
our indebtedness to any of our majority-owned subsidiaries.

Governing Law
Unless otherwise set forth in the prospectus supplement applicable to the particular series of debt securities, the indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:
•
debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•
currencies; or

•
commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement.
DESCRIPTION OF UNITS
We may issue units consisting of one or more of the other securities that may be offered under this prospectus, in any combination. Units may also include debt obligations of a third party. These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only and are not complete. When we issue units, we will provide the specific terms of the units in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
When we issue units, we will provide in a prospectus supplement the following terms of the units being issued when applicable:
•
the title of any series of units;

•
identification and description of the separate constituent securities comprising the units;

•
the price or prices at which the units will be issued;

•
the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•
information with respect to any book-entry procedures;

•
a discussion of any material or special U.S. federal income tax consequences applicable to an investment in the units; and

•
any other material terms of the units and their constituent securities.

SELLING SHAREHOLDERS
Selling shareholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us shares of our common stock in various private transactions. Such selling shareholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling shareholders,” may from time to time offer and sell shares of our common stock pursuant to this prospectus and any applicable prospectus supplement.
We are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, which allows us to register secondary sales of shares of our common stock by any selling shareholder by filing a prospectus supplement with the Commission. We may register these shares to permit selling shareholders to resell their shares when they deem appropriate. We will not receive any proceeds from the sale of the securities by the selling shareholders, but in certain cases we may pay fees and expenses relating to the registration or an offering of such securities, such as registration and filing fees, fees and expenses for complying with federal and state securities laws and the rules and regulations of the NASDAQ Global Select Market, and fees and expenses incurred in connection with a listing, if any, of any of the securities on any securities exchange or association.
Selling shareholders may offer for sale all, some portion or none of the securities that they hold. To the extent that any of the selling shareholders are brokers or dealers, they are deemed to be, under interpretations of the SEC, “underwriters” within the meaning of the Securities Act. Selling shareholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act.
We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement. The applicable prospectus supplement will set forth the name of each of the selling shareholders, the number and classes of our securities beneficially owned by such selling shareholders that are offered by such prospectus supplement, the amount to be offered for the shareholder’s account, and the amount and (if one percent or more) the percentage of the class to be owned by such shareholder after completion of the offering. The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We and/or any selling shareholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•
directly to a limited number of purchasers or to a single purchaser;

•
through agents;

•
to or through underwriters, brokers or dealers; or

•
through a combination of these methods.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to the securities offered by this prospectus, or we may also distribute such securities through the issuance of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Shares of common stock may also be exchanged for satisfaction of the selling shareholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.
In addition, the manner in which we and/or any selling shareholders may sell some or all of the securities covered by this prospectus includes, without limitation, through:
•
a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•
purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•
ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•
privately negotiated transactions.

Any selling shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.
A prospectus supplement will state the terms of the offering of the securities, including:
•
the name or names of any underwriters, dealers, agents or other third parties and the amounts of securities underwritten or purchased by each of them, if any;

•
the public offering price or purchase price of the securities and the net proceeds to be received by us and/or the selling shareholders from the sale;

•
any delayed delivery arrangements;

•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters, any selling shareholders, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to the prevailing market prices; or

•
at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
The selling shareholders might not sell any shares of common stock under this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the NASDAQ Global Select Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.
In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA’s Rule 5121, or Rule 5121, that offering will be conducted in accordance with the relevant provisions of Rule 5121.
There can be no assurance that we will sell all or any of the securities offered by this prospectus.

LEGAL MATTERS
The validity of the securities being offered hereby and other certain legal matters will be passed upon for us by Alston & Bird LLP, Atlanta, Georgia.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from Southside’s Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of Southside Bancshares, Inc.’s and subsidiaries’ internal control over financial reporting have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$
% Fixed-to-Floating Rate Subordinated Notes due 2026

PROSPECTUS SUPPLEMENT
(To the Prospectus dated September 12, 2016)

Sole Book Running Manager	Joint Lead Manager
           , 2016